EXHIBIT 10.2 Execution Version CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION IS IDENTIFIED HEREIN WITH “[***].” CERTAIN SCHEDULES AND EXHIBITS HAVE BEEN OMITTED PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K. ADVERSE DEVELOPMENT REINSURANCE AGREEMENT by and among EVEREST REINSURANCE COMPANY and EVEREST REINSURANCE (BERMUDA), LTD. and MS TRANSVERSE INSURANCE COMPANY Dated as of October 26, 2025

i TABLE OF CONTENTS ARTICLES PAGE ARTICLE 1 - PREAMBLE .............................................................................................................1 ARTICLE 2 - REINSURANCE CEDED; RETENTION AND LIMIT ..........................................2 ARTICLE 3 - DEFINITIONS AND INTERPRETATION .............................................................3 ARTICLE 4 - FOLLOW THE FORTUNES; ORIGINAL CONDITIONS; EXCLUSIONS; MODIFICATIONS TO THE POLICIES ................................................................12 ARTICLE 5 - REPORTS AND REVIEW.....................................................................................14 ARTICLE 6 - TERM OF THIS AGREEMENT............................................................................16 ARTICLE 7 - TRANSACTIONS TO BE EFFECTUATED AT CLOSING ................................22 ARTICLE 8 - CONSIDERATION ................................................................................................23 ARTICLE 9 - COLLATERAL ......................................................................................................23 ARTICLE 10 - ADMINISTRATION ............................................................................................24 ARTICLE 11 - RECOVERIES ......................................................................................................25 ARTICLE 12 - CONFIDENTIALITY ..........................................................................................25 ARTICLE 13 - CURRENCY.........................................................................................................28 ARTICLE 14 - ACCESS TO RECORDS .....................................................................................28 ARTICLE 15 - NOTICES .............................................................................................................29 ARTICLE 16 - MISCELLANEOUS .............................................................................................31 ARTICLE 17 - ARBITRATION ...................................................................................................35 ARTICLE 18 - EXPEDITED DISPUTE RESOLUTION .............................................................36 ARTICLE 19 - GOVERNING LAW ............................................................................................36 ARTICLE 20 - INTERMEDIARY ................................................................................................37 ARTICLE 21 - TAX MATTERS ..................................................................................................37 ARTICLE 22 - INSOLVENCY .....................................................................................................38 ARTICLE 23 - OVERDUE PAYMENTS .....................................................................................38 ARTICLE 24 - REINSURER CLAIMS OBLIGATIONS ............................................................39 ARTICLE 25 - AUDIT AND INSPECTION ................................................................................39 ARTICLE 26 - EXPERT DISPUTE RESOLUTION PROCEDURES .........................................40 ARTICLE 27 - REPRESENTATIONS AND WARRANTIES ....................................................40 ARTICLE 28 - SERVICE OF SUIT ..............................................................................................47 ARTICLE 29 - UTMOST GOOD FAITH.....................................................................................47 ARTICLE 30 - NO CLAIMS BONUS COMMUTATION ..........................................................48

ii ATTACHMENTS SCHEDULE A ALLOCATION SCHEDULE SCHEDULE B ACCEPTABLE REINSURERS SCHEDULE C FORM OF COMMUTATION NOTICE AND COMMUTATION AMOUNT DETERMINATION METHODOLOGIES SCHEDULE D KNOWLEDGE PERSONS SCHEDULE E MARKET VALUE METHODOLOGIES SCHEDULE F PRIMARY INSURERS AND SUBJECT BUSINESS SCHEDULE G INTENTIONALLY OMITTED SCHEDULE H LIST OF THIRD PARTY REINSURANCE SCHEDULE I INTENTIONALLY OMITTED SCHEDULE J SPECIFIED DATA SCHEDULE K ADDITIONAL EXCLUDED CLAIMS EXHIBIT A INTENTIONALLY OMITTED EXHIBIT B FORM OF LONGTAIL REINSURANCE TRUST AGREEMENT EXHIBIT C FORM OF LONGTAIL KEEPWELL AGREEMENT EXHIBIT D TRUST ACCOUNT; CREDIT FOR REINSURANCE; FUNDING EXHIBIT E FORM OF LONGTAIL SUPPLEMENTAL TRUST AGREEMENT ANNEX A TRUST REQUIREMENTS

Page 1 ADVERSE DEVELOPMENT REINSURANCE AGREEMENT (hereinafter referred to as this “Agreement”), dated as of October 26, 2025, by and between EVEREST REINSURANCE COMPANY (hereinafter referred to as “ERC”) and EVEREST REINSURANCE (BERMUDA), LTD. (hereinafter referred to as “ERB,” and together with ERC, as the “Company”, each individually as a “Reinsured Entity”) and MS TRANSVERSE INSURANCE COMPANY (hereinafter referred to as the “Reinsurer”) (each a “Party” and collectively the “Parties”) ARTICLE 1 - PREAMBLE A. This Agreement is a composite reinsurance of the Reinsured Entities, and sets forth the aggregate attachment point and limit for the layer reinsured hereunder. Subject to such aggregate attachment point and limit, each Reinsured Entity’s obligations to make payments of Reinsurance Premium under this Agreement shall be several and not joint, and all Paid UNL shall be allocated in accordance with the allocation schedule set forth on Schedule A hereto. B. During the term of this Agreement, reinsurance recoverables will be allocated between the Reinsured Entities in accordance with Schedule A hereto; provided, that such allocation shall have no effect whatsoever on the aggregate obligations and liabilities and the aggregate rights and remedies of the Reinsurer pursuant to this Agreement. C. At the Closing, Reinsurance Premium will be allocated between the Reinsured Entities in accordance with Schedule A hereto without affecting the Company’s aggregate liability to the Reinsurer therefor. D. Records of these allocations will be maintained by or on behalf of the Company in sufficient detail to identify both the reinsurance recoverables and premium allocated to each Reinsured Entity; provided, that such allocation shall have no effect whatsoever on the aggregate obligations and liabilities and the aggregate rights and remedies of the Reinsurer pursuant to this Agreement. E. The Subject Business has been written by the Primary Insurers and may be reinsured to Affiliates of the Primary Insurers, including the Reinsured Entities, pursuant to

Page 2 intercompany reinsurance agreements. The existence, terms and administration of such intercompany reinsurance agreements shall not operate to increase the amount of UNL, the Carried Reserves, the Reinsured Liabilities or any coverage or collateral required to be posted hereunder. The Company or the Primary Insurers may reinsure the Reinsured Contracts to another Affiliated entity at its discretion or terminate, commute, amend or modify any of the existing affiliate reinsurance agreements (the “Internal Restructure”), provided, that such Internal Restructure shall not adversely affect the rights, remedies, liabilities, obligations or interests of the Reinsurer hereunder. Any such Internal Restructure shall be disregarded for purposes of calculation of the UNL and the Reinsured Liabilities. F. ERC will act as agent of the Reinsured Entities for purposes of remitting or receiving any monies due to or from the Reinsurer under this Agreement, for the purposes of sending and receiving notices required or permitted under this Agreement. ERC will not act as agent (or be deemed to so act) for the Reinsured Entities for any other purpose under this Agreement, including with respect to insolvency, regulatory supervision or conservatorship. G. Following a change of Bermuda law or regulation after the date hereof as a result of which ERB is required to obtain reserve credit for the reinsurance hereunder, the Company may amend Schedule A upon prior written notice to Reinsurer without Reinsurer’s consent, to the extent required to mitigate or eliminate such requirement. ARTICLE 2 - REINSURANCE CEDED; RETENTION AND LIMIT A. Subject to the terms, limits and conditions of this Agreement, upon the Closing and with effect as of the Effective Date, the Company hereby agrees to cede, and the Reinsurer hereby accepts and agrees to reinsure, the Reinsurer’s Share of Paid UNL in the layer set forth below (the “Reinsured Liabilities”); provided, that the aggregate amount of Reinsured Liabilities recoverable by the Company pursuant to this Agreement shall not exceed the Actual Losses of the Reinsured Entities. Layer 3 – Excess Layer ADC Coverage The Reinsurer’s Share (being 80%) of the Paid UNL in excess of the Layer 3 Attachment Point, subject to an aggregate limit of $400,000,000 (being the Reinsurer’s Share of $500,000,000). The “Layer 3 Attachment Point” means $6,069,448,704. In no event shall the aggregate amount of Reinsured Liabilities reimbursable or payable by the Reinsurer hereunder exceed the Aggregate Limit. B. Settlement under this Agreement shall be made on the basis of Paid UNL pursuant to the Reports and Review Article 5; provided, that no amount paid prior to September 2, 2025 shall be covered hereunder.

Page 3 C. The Company and its Affiliates, taken together, shall retain the Co-Participation at all times during the term of this Agreement, net and not reinsured, at their own risk such that the Co-Participation is at all times retained by the Company and its Affiliates, taken together, and the Company and its Affiliates, taken together, shall not transfer, assign, convey, reinsure or otherwise dispose of the Co-Participation to any Person that is not an Affiliate of the Company without the prior written consent of the Reinsurer. ARTICLE 3 - DEFINITIONS AND INTERPRETATION A. Definitions. In this Agreement: “Acceptable Reinsurer” mean (a) each reinsurer listed on Schedule B hereto; provided, that at the time of the novation, (i) the financial strength rating of such Acceptable Reinsurer by A.M. Best shall not be lower than A, nor shall it be at A but placed on negative or developing outlook, negative or developing credit watch, or similar indication that such rating may be subject to a potential downgrade, (ii) such Acceptable Reinsurer is duly licensed to assume and enter into this Agreement in its jurisdiction of domicile; and (iii) such Acceptable Reinsurer shall provide ERC with Reserve Credit and (b) such other reinsurers that are reasonably acceptable to the Company. “Acceptable Reinsurer Novation Agreement” has the meaning set forth in the Term of this Agreement Article 6. “Accounting Period” means each calendar quarter during the term of this Agreement; provided, that the first Accounting Period shall commence on the Effective Date and the last Accounting Period shall end on the Termination Date. “Action” means any civil, criminal or administrative claim, action, suit, arbitration, mediation, litigation, examination or similar proceeding by or before any Regulatory Authority, an arbitrator or a mediator. “Actual Losses” means 100% of the actual UNL for the Subject Business written or assumed by the Reinsured Entities, without regard to the Retention and exclusions from coverage hereunder, as determined by the Company. “ADC Recoveries” means the aggregate of Reinsured Liabilities paid by the Reinsurer to the Company pursuant to this Agreement. “Administrative Services” has the meaning given to it in the Administration Article 10. “Affiliate” means, with respect to any Person, another Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first Person, where “control,” including the terms “controlling,” “controlled by” and “under common control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, “Affiliate” with respect to the Reinsurer shall be limited to those Persons on the Reinsurer’s organizational chart at and below MS Transverse Insurance Group, LLC.

Page 4 “Aggregate Limit” means the Reinsurer’s Share of the aggregate limit for Layer 3 as set forth in the Reinsurance Ceded; Retention and Limit Article 2, being $400,000,000. “Applicable Law” means all applicable foreign, domestic, federal, state or local laws, rules, regulations, ordinances, directives, statutes, treaties, conventions and other agreements between nations, rules of common law, and all other laws of, or having effect in, any jurisdiction from time to time, any rules of any stock exchange on which the shares of any Party (or any Affiliate thereof) are listed and any binding order, decree or ruling of any Regulatory Authority having jurisdiction with respect to this Agreement, a Reinsured Contract, the Subject Business or a Person or any of such Person’s property or assets, as applicable. “Applicable Principles” means, with respect to each Reinsured Entity or Primary Insurer, such Person’s applicable SAP and Applicable Law, consistently applied, and its then- current actuarial practices, principles, assumptions and methodologies, applied consistently with the preparation of its statutory financial statements filed in its state or jurisdiction of domicile for the applicable period. “Asset Election” has the meaning set forth in the Term of this Agreement Article 6. “Brokerage” has the meaning given to it in the Intermediary Article 20. “Business Day” means any day (other than a Saturday or Sunday) on which banks are open for business in New York, New York and Hamilton, Bermuda. “Carried Reserves” means, as of any date of determination, the aggregate of the statutory reserves held for the Subject Business by each Reinsured Entity to the extent such Subject Business was reinsured by such Reinsured Entity as of the Effective Date, or, with respect to Subject Business not reinsured by either Reinsured Entity as of the Effective Date, by the Primary Insurer that issued such Subject Business, including such reserves for incurred but not reported UNL; reserves for Paid UNL but not recovered hereunder; reserves for UNL reported and outstanding; and any other reserves for UNL required under the Applicable Principles, in each case and without duplication as calculated by such Person in accordance with the Applicable Principles. “Ceded Carried Reserves” means an amount equal to the Reinsurer’s Share of the Carried Reserves as such Carried Reserves are adjusted to reflect the Retention and remaining Aggregate Limit. “Closing” has the meaning given to it in the Transactions to be Effectuated at Closing Article 7. “Closing Date” means the date on which the Closing has occurred. “Co-Participation” means 20%.

Page 5 “Commutation Amount” shall be an amount determined as of the applicable Commutation Effective Date in accordance with the principles set forth on Schedule C hereto (the “Commutation Amount Determination Methodologies”). “Commutation Eligible Assets” has the meaning set forth in the Term of this Agreement Article 6. “Commutation Value” means [***]. “Company CIC Longtail Novation Election” has the meaning set forth in the Term of this Agreement Article 6. “Company Longtail Novation Election” has the meaning set forth in the Term of this Agreement Article 6. “Confidential Information” has the meaning given to it in the Confidentiality Article 12. “Effective Date” means October 1, 2025. “Eligible Investments” has the meaning given to it in the Annex A. “Exclusions” has the meaning set forth in the Follow the Fortunes; Original Conditions; Modifications to the Policies Article 4. “Extra Contractual Obligations” or “ECO” means any liabilities of the Primary Insurers other than those for claims specifically seeking coverage for insured losses under the express terms and conditions of the Reinsured Contracts or the interpretation of the terms and conditions of the Reinsured Contracts, that in each case arise from the handling of any Specific Claim, such liabilities arising because of, but not limited to, the following: (i) failure by a Primary Insurer to settle within the policy limit, (ii) failure by a Primary Insurer to settle within a timely manner, (iii) by reason of alleged or actual negligence, or acts, errors or omissions of a Primary Insurer in the management or adjustment of a Specific Claim, or (iv) fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. Without duplication of any Recoveries or Third Party Reinsurance Recoverables, collected recoveries from any insurance or reinsurance that protects the Company against Extra Contractual Liabilities shall inure to the benefit of this Agreement, and shall be deducted from the total amount of any Extra Contractual Obligations liability in determining the amount of such liability which shall be included hereunder. “Federal Excise Tax” means U.S. federal tax imposed pursuant to Section 4371 of the Internal Revenue Code of 1986 and regulations promulgated hereunder, as amended from time to time. “Funding Interest Rate” means [***].

Page 6 “Independent Accountant” shall be Deloitte & Touche LLP, or, if such firm is unwilling or unable to serve, a nationally recognized accounting firm experienced in accounting matters with respect to the lines of business which are the subject matter of this Agreement that is not the independent accounting firm of either of the Parties or their respective Affiliates and is otherwise independent, neutral and impartial, as mutually agreed by the Parties. “Independent Actuary” shall be Deloitte & Touche LLP, or, if such firm is unwilling or unable to serve, a nationally recognized actuarial firm experienced in actuarial matters with respect to the lines of business which are the subject matter of this Agreement that is not the actuarial firm of either of the Parties or their respective Affiliates and is otherwise independent, neutral and impartial, as mutually agreed by the Parties. “Intermediary” has the meaning given to it in the Intermediary Article 20. “Internal Restructure” has the meaning given to it in Article 1(E). “Knowledge of the Company” means, as it relates to any fact or other matter, the actual knowledge of the individuals set forth on Schedule D, after reasonable inquiry of such fact or matter. “Longtail” means Longtail Re (Cayman) SPC Ltd. on behalf of, and for the account of its segregated portfolio Longtail Re North Side SP. “Longtail Holdings” has the meaning given to it in the Term of this Agreement Article 6. “Longtail Novation Agreement” has the meaning given to it in the Term of this Agreement Article 6. “Loss Adjustment Expenses” means any costs and expenses of the Primary Insurers paid in the appraisal, adjustment, settlement, litigation, arbitration, investigation, defense or appeal of Specific Claims, which shall include, among other things, (a) outside non- Affiliated retained adjusters’ and consultant’s fees and Third Party Administrator Expenses; (b) external attorneys’, experts’ and consultants’ fees in connection with coverage investigation or analysis and/or actual, anticipated or threatened actions, suits or proceedings, whether declaratory, coercive or otherwise, (c) costs levied in any claim, suit or proceeding (including court costs), (d) costs of supersedeas and appeal bonds, (e) pre- judgment interest, (f) interest accruing after entry of judgment, (g) declaratory judgement expenses and (h) a fair and reasonable pro rata allocation of salaries of the Company’s or its Affiliates’ field employees with respect to their adjustment of Specific Claims and applicable expenses of other employees of the Company or its Affiliate who have been temporarily diverted from their normal and customary duties and assigned to the adjustment of Specific Claims; provided, however, that “Loss Adjustment Expenses” shall not include Unallocated Loss Adjustment Expenses. For the purposes of this Agreement, this definition of “Loss Adjustment Expenses” will apply regardless of how Company or Reinsurer reserves for Loss Adjustment Expenses on its financial statements.

Page 7 “Losses in Excess of Policy Limits” or “XPL” means the losses and damages of Primary Insurers in excess of the policy limit for which such Primary Insurers would have been contractually liable to pay had it not been for the limit of the Reinsured Contract that arise from the handling of any Specific Claim, having been incurred because of, but not limited to, (i) failure by such Primary Insurer to settle within the policy limit, (ii) failure by such Primary Insurer to settle within a timely manner, (iii) by reason of alleged or actual negligence, or acts, errors or omissions of a Primary Insurer in the management or adjustment of a Specific Claim, or (iv) fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. Without duplication of any Recoveries or Third Party Reinsurance Recoverables, collected recoveries from any insurance or reinsurance that protects the Company against Losses in Excess of Policy Limits shall inure to the benefit of this Agreement, and shall be deducted from the total amount of any Losses in Excess of Policy Limits liability in determining the amount of such liability which shall be included hereunder. “Market Value” means the fair market value of any asset as determined in accordance with Schedule E, subject to the dispute resolution procedures therein. “Material Adverse Effect” means any event, change, circumstance, effect or other matter that has or would reasonably be expected to have a material adverse effect on (a) the Reinsured Liabilities or the Subject Business, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or to consummate timely the transactions contemplated by this Agreement, or (c) the Reinsurer, provided, however, that for purposes of clauses (a) and (c) above “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, resulting from, attributable to, or arising out of: (i) general political, economic or securities or financial market conditions (including changes in interest rates, currency exchange rates or changes in equity prices); (ii) any change or proposed change in Applicable Law, or the interpretation or enforcement thereof; (iii) natural catastrophe events, pandemics, epidemics, hostilities, acts of war or terrorism, or any escalation or worsening thereof, (iv) the negotiation, execution and delivery of, or compliance with the terms of, or the taking of any action required by, this Agreement, the failure to take any action prohibited by this Agreement, or the public announcement of, or consummation of, any of the transactions contemplated hereby or thereby; (v) the identity of or facts related to the Reinsurer or the effect of any action taken by the Reinsurer or its Affiliates, or taken by the Company or any of its Affiliates at the written request of the Reinsurer or with the Reinsurer’s prior written consent; (vi) the effects of any breach, violation or non-performance of any provision of this Agreement by the Reinsurer or any of its Affiliates; or (vii) any failure of the Subject Business to meet any financial projections or targets (provided, that clause (vii) shall not by itself exclude the underlying causes of any such failure so long as such facts or occurrences are not otherwise excluded by clauses (i) through (vi)); provided, however, that in the case of clauses (i) through (iv) above, solely to the extent the impact on the Subject Business is not disproportionately adverse as compared to the impact on other participants in the U.S. insurance market.

"<u>Net Cash Settlement Amount</u>" has the meaning set forth in the Reports and Review Article 5.

"<u>Net Cash Settlement Statement</u>" means the statement prepared in accordance with the Reports and Review Article 5, and included in the Quarterly Report.

"<u>No Claims Bonus Commutation</u>" has the meaning given to it in the Term of This Agreement Article 30.

"<u>No Claims Commutation Bonus</u>" has the meaning given to it in the Term of This Agreement Article 30.

"<u>Notice Event</u>" has the meaning given to it in the Confidentiality Article 12.

"<u>Novation Completion Period</u>" means, (a) with respect to a novation to Longtail, thirty (30) days after delivery of written notice of any Reinsurer Longtail Novation Election, Company Longtail Novation Election or Company CIC Longtail Novation Election; <u>provided</u>, that, if any regulatory approval necessary to effect such novation is not received within such thirty (30) day period, then the Novation Completion Period shall be extended by increments of fifteen (15) days up to forty-five (45) days in total from the date of such notification, so long as the Reinsurer, Longtail and the Acceptable Reinsurer, as applicable, have made the required regulatory filing(s) within ten (10) Business Days after receipt or delivery, and (b) with respect to a novation to an Acceptable Reinsurer, sixty (60) days after the Reinsurer has received a Trigger Notice from the Company; <u>provided</u>, that in connection with a Trigger or pending Trigger under Article 6(B)(i)(f) and any Cure by Novation in connection therewith, the Novation Completion Period shall terminate no later than December 31 of the calendar year in which the Reserve Credit Event Notice is given with respect to such Trigger or pending Trigger.

"<u>Order</u>" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Regulatory Authority.

"<u>Paid UNL</u>" means, without duplication, (i) all UNL actually paid by or on behalf of the Primary Insurers on or after the Effective Date (when such payment is recognized in the applicable Primary Insurer's accounting systems, taking into account of the date that it closes its books for the relevant period). The determination of Paid UNL shall be subject to the Exclusions.

"<u>Parent</u>" means Mitsui Sumitomo Insurance Company Limited.

"<u>Parental Guarantee</u>" means the Credit Support Deed of Guarantee, dated as of April 28, 2023, between the Parent, the Reinsurer, Transverse Specialty Insurance Company and TRM Specialty Insurance Company.

"<u>Permit</u>" means any license, permit, order, approval, consent, registration, membership, authorization or qualification under any Applicable Law or with any Regulatory Authority or under any industry or non-governmental self-regulatory organization.

Page 8

Page 9 “Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, Regulatory Authority or other entity. “Primary Insurers” means the insurance companies that issued the Reinsured Contracts constituting the Subject Business, as such Primary Insurers are set forth on Schedule F hereto. “Proprietary or Privileged Materials” has the meaning set forth in the Access to Records Article 14. “Quarterly Report” means the report prepared in accordance with the Reports and Review Article 5, and as reasonably proposed by the Reinsurer; provided, that it does not impose undue administrative burden on the Company. “Quarterly Report Dispute Notice” has the meaning set forth in the Reports and Review Article 5. “Records” has the meaning set forth in the Access to Records Article 14. “Recoveries” means salvage and subrogation actually collected by the Company and its Affiliates in connection with the Subject Business. “Recovery Costs” means any reasonable out-of-pocket expenses paid in effecting or attempting to effect the collection of salvage and subrogation (including reasonable court, arbitration, mediation or other dispute resolution costs, attorneys’ fees and expenses, but excluding overhead, salaries and expenses of officers and employees of the Company, the Reinsurer and their respective Affiliates, as applicable, and similar internal costs) that are paid and recorded in such Person’s accounting systems on or after the Effective Date. “Regulatory Authority” means any person, body, authority, court, government, local government, or regulatory agency with regulatory enforcement, administrative and/or criminal powers in any jurisdiction. “Reinsurance Premium” means an amount equal to $122,000,000, which has been calculated gross of Brokerage. “Reinsured Contracts” means, collectively, each binder, certificate, policy, contract of insurance, reinsurance agreement or other written evidence of insurance or reinsurance agreement written or assumed by the Primary Insurers prior to January 1, 2025 to the extent included within the Subject Business. “Reinsured Liabilities” has the meaning given to it in the Reinsurance Ceded; Retention and Limit Article 2. “Reinsurer Longtail Novation Election” has the meaning set forth in the Term of this Agreement Article 6.

Page 10 “Reinsurer’s Obligations” means the then-outstanding Ceded Carried Reserves of ERC. “Reinsurer’s Share” or “Share” means 80%. “Reserve Credit” means one hundred percent (100%) credit for the reinsurance ceded by ERC to the Reinsurer under this Agreement as reported by ERC in its financial statements required to be filed in its state or jurisdiction of domicile. “Reserve Credit Event” has the meaning given to it in Term of this Agreement Article 6. “Reserve Credit Event Notice” has the meaning given to it in Term of this Agreement Article 6. “Retention” means the attachment point with respect to Layer 3. “SAP” means, as to any Party, the statutory accounting principles prescribed or permitted by the Regulatory Authority responsible for the regulation of insurance companies in the jurisdiction in which such entity is domiciled, consistently applied. “Specific Claim” means a specific claim with respect to UNL (not including Loss Adjustment Expenses) on the Subject Business. “Subject Business” means all insurance and reinsurance agreement business written, issued or bound by the Primary Insurers as set forth on Schedule F hereto. “Surplus Reporting Deadline” has the meaning in the Term of this Agreement Article 6. “Third Party Administrator” or “TPA” means any Person appointed to carry out the whole or part of the claims handling in respect of the UNL on the Subject Business hereunder. “Third Party Administrator Expenses” means all amounts paid or payable to TPAs on or after the Effective Date in connection with the administration of a Specific Claim. “Third Party Reinsurance” means the contracts of ceded reinsurance with third party reinsurers to the extent such contracts inure to the benefit of the Reinsured Contracts, including those listed on Schedule H hereto; provided, that such contract is in force or that amounts are payable thereunder without respect to the collectibility thereof or any insolvency, rehabilitation, liquidation, moratorium, or similar proceedings with respect to any Party thereto as of the applicable date of determination. “Third Party Reinsurance Recoverables” means any recoverables under the Third Party Reinsurance, whether or not collectible, as administered by the Company and its Affiliates in accordance with the Administration Article 10, in each case received (or, in the case such recoverable is uncollectible, deemed to be received) on or after the Effective Date. The Third Party Reinsurance Recoverables may cover the Subject Business and other business of the Company, the Primary Insurers or their respective Affiliates, and the Company will allocate such shared reinsurance to this Agreement in good faith in the

Page 11 ordinary course consistent with past practice and without unduly apportioning Paid UNL to the Reinsurer hereunder. “Unallocated Loss Adjustment Expense” means the costs and expenses, including salaries, benefits and expenses of personnel of the Company or the Primary Insurers or office overhead of the Company or the Primary Insurers that cannot be allocated to a Specific Claim. For the avoidance of doubt, whether or not the Company, the Reinsurer or any of their respective Affiliates reflects an expense as an Unallocated Loss Adjustment Expense on its financial statements or other books and records shall not affect whether such expense qualifies as Unallocated Loss Adjustment Expense for purposes of this Agreement. “UNL” means, without duplication, (i) all amounts paid or payable by or on behalf of the Primary Insurers on or after the Effective Date (when such payment or liability is recognized in the applicable Primary Insurer’s accounting systems, taking into account of the date that it closes its books for the relevant period) under the contractual terms and conditions of the Reinsured Contracts to settle losses or satisfy judgments, verdicts or awards, and all Recovery Costs, including, but not limited to claims settlements (including contested coverage settlements made by the Primary Insurers or their Affiliates under a good faith belief that coverage could be found to exist under the terms and conditions of the applicable Reinsured Contract), interest, judgments, arbitration panel awards and claim payments with respect thereto; plus (ii) Loss Adjustment Expenses paid or payable by or on behalf of the Primary Insurers after the Effective Date (when such payment or liability is recognized in the applicable Primary Insurer’s accounting systems, taking into account of the date that it closes its books for the relevant period); plus (iii) any Extra Contractual Obligations or Losses in Excess of Policy Limits up to a maximum amount per Reinsured Contract equal to one additional limit of liability for Extra Contractual Obligations and Losses in Excess of Policy Limits, in each case paid or payable by or on behalf of the Primary Insurers after the Effective Date after the Effective Date (when such payment or liability is recognized in the applicable Primary Insurer’s accounting systems, taking into account of the date that it closes its books for the relevant period); minus (iv) any Recoveries arising out of the Reinsured Contracts actually recovered by or behalf of the Company or the Primary Insurers on or after the Effective Date and Third Party Reinsurance Recoverables (when such recoveries are recognized in the applicable Primary Insurer’s accounting systems, taking into account of the date that it closes its books for the relevant period). The determination of UNL shall be subject to the Exclusions. “Willful Breach” means, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an act or a failure to act undertaken by the breaching Person with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably would have been expected to know, based on reasonable due inquiry) that such Person’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. B. Construction

Page 12 1. Any reference herein to “days” (as opposed to “Business Days”) shall be deemed to mean calendar days. 2. Any reference herein to a “consent” shall be deemed to mean prior written consent. 3. Any reference herein to “including” and words of similar import shall mean “including without limitation,” unless otherwise specified. 4. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement, unless otherwise indicated. 5. Unless otherwise specified, all references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation, including any successor to said section. 6. Any fact or item disclosed in any section of the Disclosure Schedule shall be deemed disclosed in all other sections of such disclosure schedule to the extent the applicability of such fact or item to such other section of such disclosure schedule is reasonably apparent on its face. Disclosure of any item in the Disclosure Schedule shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance or that occurrence or non- occurrence of any change or effect related to such item would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 7. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. 8. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. 9. This Agreement has been fully negotiated by the Parties and shall not be construed by any governmental authority or other Person against any Party by virtue of the fact that such Party was the drafting Party. ARTICLE 4 - FOLLOW THE FORTUNES; ORIGINAL CONDITIONS; EXCLUSIONS; MODIFICATIONS TO THE POLICIES A. Subject to the provisions of Article 4(B) below, the Reinsurer’s liability under this Agreement for Reinsured Liabilities shall attach simultaneously with that of the Company and the Primary Insurers, and all reinsurance with respect to which the Reinsurer shall be liable under this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations and waivers, and, subject to Article 4(D), to the same

Page 13 modifications, alterations, and cancellations, as are the Reinsured Contracts to which liability under this Agreement attaches. The Reinsurer shall, in each and every case to which liability under this Agreement attaches, follow the fortunes and settlements of the Company and the Primary Insurers, and the Reinsurer shall be bound, without limitation, by all payments and settlements of Reinsured Liabilities entered into by or on behalf of the Company and the Primary Insurers. All of the Company’s and the Primary Insurers’ liability as determined by a court or arbitration panel or arising from a judgment, settlement, compromise, adjustment, or commutation of claims or losses for Reinsured Liabilities, including payments involving coverage issues involving the Reinsured Contracts included within the Subject Business, and/or the resolution of whether such claims or losses are required by Applicable Law or Regulatory Authority to be covered (or not to be excluded), shall be binding on the Reinsurer. B. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, in no event shall this Article 4 be construed to provide coverage outside the other express terms, limits and conditions set forth in this Agreement. C. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Reinsurer shall not be liable under this Agreement for any of the following: (i) Extra Contractual Obligations or Losses in Excess of Policy Limits due to final legal adjudication or written admission of fraud of a member of the Board of Directors or a corporate officer of the Company, any Primary Insurer or any Affiliate thereof acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder; (ii) Unallocated Loss Adjustment Expense; (iii) any liability to pay taxes or assessments, whether paid directly by any Primary Insurer or billed to the Primary Insurer or by or through a policyholder, other insured or reinsured, regardless of whether such tax is denominated as income tax, excise tax, premium tax, surplus lines tax, or any other tax assessment; (iv) all ex-gratia payments (being any payment made not as a good faith contested coverage settlement but solely to maintain the good will of a beneficiary, policyholder, producer or other person); (v) with respect to claims on occurrence Reinsured Contracts any loss occurring after December 31, 2024 and with respect to claims-made Reinsured Contracts any claim or notice of circumstance first made after December 31, 2024 (unless directly related to a claim covered by a Reinsured Contract that was made prior to December 31, 2024), as recorded by the Company in its accounting systems in the ordinary course of its business consistent with its financial reporting practices as of the Effective Date, (vi) any Paid UNL actually paid prior to September 2, 2025 and (vii) any claim listed on Schedule K (collectively (i) through (vii), the “Exclusions”). D. Except for (i) changes required by Applicable Law or Regulatory Authority, (ii) changes made as part of the good faith settlement of a claim consistent with the Administration Article 10, (iii) changes made in the ordinary course of the conduct of the Subject Business consistent with the Primary Insurers’ past practices and, at the time made, are not reasonably expected, individually or in the aggregate, to increase the liabilities ceded hereunder by more than twenty-five million ($25,000,000), or (iv) changes made with the Reinsurer’s prior written consent (not to be unreasonably withheld, conditioned or delayed), any change made by the Company or the Primary Insurers in the terms or

Page 14 conditions of the Reinsured Contracts, in each case, after the Effective Date, shall not be binding on the Reinsurer and any increased liabilities resulting therefrom shall be excluded from UNL. E. The territorial limits of this Agreement shall be identical with those of the Reinsured Contracts covered hereunder. ARTICLE 5 - REPORTS AND REVIEW A. Quarterly Reporting. From and after the Closing, the Company shall deliver to the Reinsurer, with a copy to Longtail, within forty-five (45) calendar days after the end of each Accounting Period, a Quarterly Report. Each Quarterly Report shall include, without limitation, the amount of the following on a quarterly and cumulative basis, as at the close of the applicable Accounting Period: 1. amounts paid in respect of the Paid UNL, gross and net of Recoveries and Third Party Reinsurance Recoverables; 2. the amount of Reinsured Liabilities paid; 3. the amount of Recoveries and Third Party Reinsurance Recoverables; 4. the amount of Carried Reserves and Ceded Carried Reserves; 5. a statement of any amount(s) payable by the Reinsurer or the Company, including an itemization of all of the payments that are being billed for the applicable Accounting Period; and 6. the remaining balance of the Aggregate Limit. For purposes of each Quarterly Report, the foregoing items A(1) through A(4) shall be segmented by experience year and by line of business in a manner consistent with how such items were provided in the underwriting submission. B. In addition, subject to the frequency specified in each of the sub-paragraphs (1) through (4) below, the Company shall prepare and deliver to the Reinsurer the following materials with respect to the Subject Business within a reasonable time after the information required to prepare such materials becomes available (provided, if such materials contain material non-public information, such materials will be delivered to the Reinsurer after such material non-public information is made public): 1. experience year triangles prepared on the same basis and consistent with the calendar years as provided in the underwriting submission (such triangles to include gross paid and incurred losses), updated annually consistent with the Company’s historical timing of preparing such triangles respectively for each reserving group; 2. experience year triangles prepared with the diagonals for Calendar Years 2017 and forward (such triangles to include gross paid and incurred losses, both gross and

Page 15 net of reinsurance recoverables), updated annually as of September 30th of the applicable year and provided no later than December 15th of the applicable year; 3. on an annual basis a large loss listing for claim in excess of $2,000,000 per claim; 4. on an annual basis, the Company’s updated view of Carried Reserves by line of business and experience year; 5. on an annual basis, the Company’s actuarial opinion certified by the Company’s appointed actuary in connection with its annual statutory financial statements, which such actuarial opinion shall separately identify Carried Reserves; and 6. on an annual basis, (i) the Company’s updated view of management best estimate reserves by line of business and (ii) supporting narrative detail as to the basis for such updated reserves identified in (i), which updated view and narrative detail will be refreshed in the event that data was updated. C. Each Party shall furnish the other Party with such records, reports and information with respect to the reinsurance under this Agreement as may be reasonably required for such other Party to comply with any reporting requirements of any governmental authority or rating agency or to prepare and complete such other Party’s quarterly and annual financial statements. D. Quarterly Settlement. After the Retention has been exhausted, the Quarterly Report shall include a statement (the “Net Cash Settlement Statement”), which shall set out the amount of Paid UNL and the amount due to the Company from the Reinsurer under this Agreement for the relevant Accounting Period (the “Net Cash Settlement Amount”). E. If the Quarterly Report reflects a payment owed to the Company from the Reinsurer under this Agreement for the relevant Accounting Period, the Company shall, first, withdraw such amount from any collateral posted pursuant to Exhibit D; provided, that with respect to such collateral posted pursuant to Exhibit D, the Reinsurer may instead elect in writing to pay such amount pursuant to the following paragraphs. If the collateral posted pursuant to Exhibit D (if any) is insufficient to meet the above payments, or the Reinsurer otherwise elects in writing not to make payment from such collateral posted pursuant to Exhibit D, then the Reinsurer shall make such payment, or shall cause such payment to be made, to the Company directly within fifteen (15) Business Days following the date of delivery of the Quarterly Report (the “Due Date”). F. Upon receipt of the Quarterly Report, the Reinsurer and its authorized representatives will be given reasonable access to the Records related to the Quarterly Report, as the case may be, in accordance with Article 25(A). Within two (2) years following the Reinsurer’s receipt of the Quarterly Report, the Reinsurer may deliver written notice (the “Quarterly Report Dispute Notice”) to the Company of any good faith objections, specifying in reasonable detail any contested amounts or items and the basis therefor which the Reinsurer may have to the Quarterly Report. Upon the Company’s receipt of the Quarterly Report

Page 16 Dispute Notice, the Company, the Reinsurer and their respective representatives shall follow the procedures set forth in Article 25(B). G. If the Company and the Reinsurer are unable to resolve all disagreements with respect to the Quarterly Report within ten (10) Business Days following the Company’s receipt of a Quarterly Report Dispute Notice as the case may be, the amounts or items in dispute shall be submitted jointly for review to the Independent Accountant for final written determination within thirty (30) Business Days after such referral in accordance with the Expert Dispute Resolution Procedures Article 26. The Parties shall make such adjusting payments in cash as are necessary to reflect the final written determination of the Independent Accountant, pursuant to the Expert Dispute Resolution Procedures Article 26 within fifteen (15) Business Days of the Parties’ receipt of such final written determination, and such adjusting payments shall be subject to the overdue payments interest rate as set forth in Overdue Payments Article 23. H. In no event shall an obligation of the Reinsurer to make a payment due to the Company be postponed or delayed as a result of any pending or threatened dispute. I. The Reinsurer shall ensure that Longtail provides, within sixty (60) calendar days following the end of each Accounting Period, a quarterly report showing the ratings and Market Value of a pool of Eligible Investments with a Market Value equal to one hundred and ten percent (110%) of the Ceded Carried Reserves, determined as of the end of the prior Accounting Period. ARTICLE 6 - TERM OF THIS AGREEMENT A. Upon satisfaction of the conditions set forth in the Transactions to be Effectuated at Closing Article 7, this Agreement shall commence on the Effective Date and shall remain in force until the earliest of the following dates (such earliest date, the “Termination Date”): 1. The date on which all Reinsured Liabilities are extinguished or the Aggregate Limit is exhausted by ADC Recoveries (the “Final Settlement Date”); or 2. The date on which this Agreement is terminated and commuted in accordance with Article 6(B) or Article 30; or 3. The date on which this Agreement is terminated by the mutual written consent of the Parties. B. Commutation. 1. This Agreement may be terminated and commuted by the Company upon written notice to the Reinsurer (with a copy to Longtail) (a “Trigger Notice”) if any of the following shall have occurred (each of the following, a “Trigger”): a. the Reinsurer has been ordered by a state insurance department or other Regulatory Authority to cease writing business, or has been placed under regulatory supervision or in rehabilitation; or

Page 17 b. the Reinsurer or the Parent becomes (whether voluntarily or otherwise) insolvent, or becomes the subject of any liquidation, rehabilitation, receivership, supervision or other supervisory action, conservation, preservation or bankruptcy action or similar or comparable proceeding (whether judicial or otherwise), suffers the appointment of a liquidator, rehabilitator, receiver, conservator, custodian, mortgagee in possession, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations, or has proposed a scheme of arrangement or similar or comparable procedure; or c. the Reinsurer has ceased all or substantially all of its insurance underwriting operations; or d. except with respect to a retrocession of the Reinsurer’s liabilities hereunder to (i) Longtail, (ii) any other segregated account of Longtail Re (Cayman) SPC Ltd. reasonably acceptable to the Company covered by a keepwell agreement from Longtail Holdings, Ltd. reasonably acceptable to the Company, the Reinsurer has transferred all or substantially all of its claims- paying authority or in any other way has assigned its interests or delegated its obligations under this Agreement to an un-Affiliated Person; or e. the Reinsurer fails to (i) pay the Company any amount or post any collateral due under this Agreement, or (ii) perform or observe any of the material terms and conditions of this Agreement in any material respect; provided, that in the case of the foregoing clauses (i) and (ii), such failure continues for thirty (30) calendar days after the Company notifies the Reinsurer in writing of such failure; or f. ERC has failed to obtain Reserve Credit (a “Reserve Credit Event”), and the Reinsurer has not cured such failure within sixty (60) calendar days or until February 15 of the following calendar year, whichever is earlier, after receipt of written notice of such Reserve Credit Event (a “Reserve Credit Event Notice”); or g. the Reinsurer (i) has an A.M. Best Company (“A.M. Best”) rating of lower than “A-”; (ii) while rated “A-” by A.M. Best, is placed under review with negative implications or assigned a negative outlook (or substantially equivalent status) by A.M. Best; or (iii) ceases to have any A.M. Best rating (including a designation of “not rated” or “NR”); or h. the Reinsurer’s policyholders’ surplus (or the equivalent under the Reinsurer’s accounting system), as reported in the statutory financial statements of the Reinsurer, is below forty-seven million dollars ($47,000,000), and the Reinsurer has not cured such reduction as of the date that is sixty (60) calendar days after the Surplus Reporting Deadline; or

Page 18 i. the total shareholder’s equity of the Parent, as reported in the financial statements of the Parent, is below eight hundred and six billion, six hundred fifty-seven million yen (¥ 806,657,000,000), and the Parent has not cured such reduction as of the date that is one hundred twenty (120) calendar days after the date of such financial statements; or j. the Reinsurer fails to report its policyholders’ surplus (or the equivalent under the Reinsurer’s accounting system) to the Company in accordance with Article 6(C)(2) and the Reinsurer has not cured such failure within thirty (30) calendar days after its receipt of written notice from the Company with respect thereof and the Reinsurer’s policyholder’s surplus is not publicly available in its statutory financial statements filed in its state or jurisdiction of domicile; or k. the Reinsurer has utilized a regulatorily-permitted novation or commutation of this Agreement without the Company’s prior written consent; provided, that, the Reinsurer shall have the right to cure any Trigger (which, in the case of subsection (f) thereof, will include a Reserve Credit Event, disregarding the cure period set forth in such subsection) under this Article 6(B)(1)(c), (f), (g), (h), (i) or (j) by novating this Agreement to an Acceptable Reinsurer or to Longtail pursuant to Article 6(H); provided, that (i) the Reinsurer has provided written notice to the Company of its intention to effect a novation within ten (10) Business Days of receiving a Trigger Notice (or, in the case of a Trigger described in subsection (f) thereof, within twenty (20) Business Days of a Reserve Credit Event Notice) from the Company and (ii) the Company, the Reinsurer and the Acceptable Reinsurer have completed such novation within the Novation Completion Period or the Company, the Reinsurer and Longtail have completed such novation within the Novation Completion Period (as applicable) (a “Cure by Novation”). Upon receipt of the Reinsurer’s written election to novate to an Acceptable Reinsurer, the Company and the Reinsurer shall use reasonable best efforts to cooperate with one another, and with Longtail, in effecting a novation of this Agreement to an Acceptable Reinsurer. The terms of any such novation shall either (a) be made pursuant to a novation agreement substantially in the form mutually agreed to by the Parties pursuant to Article 6(I) (the “Acceptable Reinsurer Novation Agreement”) or (b) be reasonably acceptable to the Company. The Company shall not have the right to commute this Agreement following a Trigger (i) during the pendency of a Cure by Novation in accordance with, and subject to, the forgoing timing and other requirements and (ii) following completion of a successful Cure by Novation with respect to such Trigger. 2. This Agreement may be terminated and commuted by either Party after the tenth anniversary of the Effective Date upon ninety (90) days written notice to the other Party if the sum of the Carried Reserves plus Paid UNL as of the prior calendar quarter end is less than $5,579,448,704.

Page 19 3. Any commutation pursuant to this Article 6(B) shall be effected pursuant to Articles 6(D) through 6(G). C. Notice. 1. The Reinsurer shall provide written notice to the Company of the occurrence of (i) any Trigger of which it is aware and (ii) if the Parent, including for the avoidance of doubt any successor thereto, ceasing to beneficially own, directly or indirectly, more than fifty percent (50%) of the outstanding common stock or other voting ownership interests of the Reinsurer (a “Change of Control”), in each case as soon as reasonably practical, but in any event no later than five (5) Business Days after it becomes aware of the occurrence of such event. 2. To the extent such information is not publicly available, the Reinsurer shall deliver a report of its policyholders’ surplus (or the equivalent under the Reinsurer’s accounting system) as of the end of any calendar quarter to the Company no later than the earlier of (a) ten (10) days after the date the statutory financial statements of the Reinsurer with respect to such calendar quarter are filed with the applicable Regulatory Authority and (b) the sixtieth (60th) calendar day after the end of such calendar quarter (“Surplus Reporting Deadline”). D. In the event this Agreement is being commuted pursuant to Article 6(B), the Company shall prepare and deliver to the Reinsurer a settlement statement (“Commutation Notice”), in the form substantially shown in Schedule C attached hereto, setting forth its good faith reasonable calculation of the Commutation Amount as determined in accordance with the Commutation Amount Determination Methodologies, with the effective date of such commutation being the end of the calendar quarter immediately preceding the calendar quarter in which the Commutation Notice is delivered (“Commutation Effective Date”). In no event shall the Reinsurer be liable for any Reinsured Liabilities paid or recorded in the accounting systems of the Company or the Primary Insurers after the Commutation Effective Date. E. Ten (10) Business Days after the Reinsurer’s receipt of the Commutation Notice: (a) the Company shall provide written notice (any written notice pursuant to this sub-clause (a) or sub-clause (b) immediately below an “Asset Election”) to the Reinsurer if it elects to cause the Reinsurer to satisfy its obligation to pay the Commutation Amount with cash and Eligible Investments with Market Value equal to the Commutation Amount; but (b) if Company does not make such election within such ten (10) Business Days or affirmatively declines such option in writing prior to the expiration of such period, the Reinsurer shall provide written notice to the Company within five (5) Business Days thereafter whether it elects to satisfy its obligation to pay the Commutation Amount (i) [***] or (ii) [***] (such cash and/or Eligible Investments described in clause (a) as elected by the Company or in clause (b)(i) or (ii) as elected by the Reinsurer, the “Commutation Eligible Assets”).

Page 20 Not earlier than ten (10) Business Days after delivery of the Asset Election, the Company shall, first, withdraw the Commutation Amount due from any Commutation Eligible Assets posted pursuant to Exhibit D based on its Commutation Value, provided, that the Company shall withdraw cash and cash equivalents prior to withdrawing other assets. To the extent the Commutation Amount set forth in the Commutation Notice exceeds the Commutation Value of the Commutation Eligible Assets posted pursuant to Exhibit D (if any), the Reinsurer shall pay such shortfall in Commutation Eligible Assets at their Commutation Value to the Company within fifteen (15) Business Days after receipt of the Asset Election (“Commutation Due Date”). 1. Upon receipt of the Commutation Notice, the Reinsurer and its authorized representatives will be given reasonable access to the accounting, actuarial and other data and documentation, books and records, and senior personnel with knowledge of such data, documentation, books and records, in each case related to the Commutation Notice and the Commutation Amount in accordance with the Audit and Inspection Article 25. 2. Within seventy-five (75) days of the Reinsurer’s receipt of the Commutation Notice and the Company’s calculation of the Commutation Amount, the Reinsurer may deliver written notice (“Commutation Dispute Notice”) to the Company of any good faith objections, specifying in reasonable detail any contested amounts or items and the basis therefor which the Reinsurer may have to the Commutation Notice and the Company’s calculation of the Commutation Amount. Upon the Company’s receipt of the Commutation Dispute Notice, the Company, the Reinsurer and their respective representatives shall follow the procedures set forth in Article 25(B). If the Reinsurer does not provide a Commutation Dispute Notice within such seventy-five (75) day period or if the Reinsurer earlier confirms in writing its agreement with the Commutation Notice and Commutation Amount, the Reinsurer shall be deemed to have accepted the Commutation Amount in the Commutation Notice, and such amount shall be deemed final. 3. If the Company and the Reinsurer are unable to resolve all disagreements with respect to the Commutation Notice and the Company’s calculation of the Commutation Amount within the ten (10) Business Days following the Company’s receipt of a Commutation Dispute Notice, such outstanding disagreements or dispute shall be submitted to a panel of three actuaries, one to be chosen by each Party and the third by the two so chosen. If (a) either Party refuses or neglects to appoint an actuary within thirty (30) calendar days after the other Party requests it to make such an appointment and (b) such Party fails to appoint an actuary within ten (10) calendar days after receipt by such Party of a written notice from such other Party with respect to such failure, such other Party may appoint two actuaries. If the two actuaries fail to agree on the selection of a third actuary within ten (10) calendar days of their appointment, each of them will name two, of whom the other will decline one and the decision will be made by drawing lots. All the actuaries will be Fellows of the Casualty Actuarial Society. None of the actuaries shall have a financial interest in, nor be a current or former employee of, either of the Parties to this Agreement.

Page 21 4. The Reinsurer will submit in writing its calculation of the Commutation Amount, determined in accordance with the Commutation Amount Determination Methodologies, to the panel and each other within ten (10) calendar days of appointment of the third actuary. The decision in writing of any two actuaries, when filed with the Parties hereto, will be final and binding on both Parties; provided, that if no two actuaries agree on the Commutation Amount, the median Commutation Amount of the three actuaries on the panel shall be deemed to be the Commutation Amount. Any determination of the panel shall not be outside the range defined by the respective amounts or items proposed by the Company in the Commutation Notice and by the Reinsurer in its calculation of the Commutation Amount, as applicable. The fees and expenses of the panel shall be paid by the Parties pro rata based on where the panel’s determination of the disputed amounts or items falls in comparison to the amounts or items proposed by each Party. F. No later than fifteen (15) Business Days after the final determination of the Commutation Amount, the Parties shall make any necessary adjustments and additional payments in accordance with this Article 6(F). If the final Commutation Amount exceeds the Commutation Amount set forth in the Commutation Notice, the Company shall, first, withdraw such excess due from Commutation Eligible Asset posted pursuant to Exhibit D based on its Commutation Value, and, then, any remaining portion of such excess shall be paid by the Reinsurer to the Company in Commutation Eligible Asset at Commutation Value. If the Commutation Amount set forth in the Commutation Notice exceeds the final Commutation Amount, the Company shall pay to the Reinsurer an amount in cash equal to such excess. Any such payments shall be made with interest on the amount due at the interest rate specified in the Overdue Payments Article 23 from the Commutation Due Date to the date of payment. G. Following a commutation pursuant to this Term of this Agreement Article 6, including the payment of any amounts due under such commutation, both the Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement, and the Company shall release to the Reinsurer any remaining collateral posted by the Reinsurer. H. The Reinsurer may elect to novate this Agreement to Longtail to cure any Trigger (or Reserve Credit Event) under Article 6(B)(1)(c), (f),(g), (h), (i), or (j) by providing written notice to the Company of its intent to effect such novation within ten (10) Business Days of receiving a Trigger Notice or, in the case of a Trigger described in Article (B)(1)(f), within twenty (20) Business Days of receiving a Reserve Credit Event Notice, from the Company (a “Reinsurer Longtail Novation Election”). The Company may elect in lieu of exercising its commutation right under Article 6(B)(1) to cause the Reinsurer to novate this Agreement to Longtail (A) following the occurrence of any Trigger other than a Trigger under Article 6(B)(1)(c), (f), (g), (h), (i), or (j), or (B) following the occurrence of any Trigger under Article 6(B)(1)(c), (f), (g), (h), (i), or (j) if the Reinsurer neither elects to novate this Agreement to Longtail nor an Acceptable Reinsurer within ten (10) Business Days of receiving a Trigger Notice (or twenty (20) Business Days of receiving a Reserve Credit Event Notice, as applicable) from the Company; provided, that the Company shall make such election in writing to the Reinsurer not less than eleven (11) nor more than

Page 22 fifteen (15) Business Days after delivering any Trigger Notice (or not less than twenty-one (21) nor more than twenty-five (25) Business Days after a Reserve Credit Event Notice) (a “Company Longtail Novation Election”). Following the occurrence of any Change in Control, the Company may elect to cause the Reinsurer to use reasonable best efforts to novate this Agreement to Longtail within the Novation Completion Period by giving written notice of such election to the Reinsurer (a “Company CIC Longtail Novation Election”). Following any such election by the Company or the Reinsurer to novate this Agreement to Longtail, subject to the receipt of any required regulatory approvals, (i) the Company, the Reinsurer and Longtail shall execute and enter into the Longtail Novation Agreement substantially in the form agreed to by the Parties pursuant to Article 6(I) (the “Longtail Novation Agreement”), (ii) the Company and Longtail shall, and Longtail shall cause the trustee thereunder to, execute and enter into (A) the Longtail Reinsurance Trust Agreement in the form attached hereto as Exhibit B and (B) the Longtail Supplemental Trust Agreement in the form attached hereto as Exhibit E and (iii) Longtail Holdings Inc. (“Longtail Holdings”) shall execute and deliver the Longtail Keepwell Agreement in the form as attached hereto as Exhibit C. Such novation shall be effected in a manner that provides the Company with Reserve Credit. Each of the Company and the Reinsurer shall use reasonable best efforts to cooperate with the other Party and Longtail in effecting such novation, which shall be completed as promptly as practicable after the Company’s or the Reinsurer’s election of novation, as applicable. Any novation to Longtail effected pursuant to a Reinsurer Longtail Novation Election or a Company Longtail Novation Election shall be effected within the Novation Completion Period, or within any such longer time period to which the Company might agree in writing in their sole discretion, including due to the failure to obtain any required regulatory approvals, the Company shall have the right to elect commutation thereafter instead of novation in respect of a Trigger, in which event the commutation shall proceed in accordance with Articles 6(D) through (G). I. The Parties shall use reasonable best efforts to agree to the form of Acceptable Reinsurer Novation Agreement and the form of Longtail Novation Agreement as soon as reasonably practical but in no event later than thirty (30) days after the Closing. The form of such agreements shall be based on drafts discussed between the Parties prior to the Closing, subject only to any applicable changes with respect to the provisions therein relating to amendments to this Agreement upon the applicable novation. ARTICLE 7 - TRANSACTIONS TO BE EFFECTUATED AT CLOSING A. Unless otherwise agreed to by the Parties in writing, the closing of the transactions contemplated under this Agreement (the “Closing”) will occur on the date hereof. B. On the Closing Date, in accordance with the terms of this Agreement, the Reinsurer shall assume the Reinsured Liabilities as of the Effective Date pursuant to the terms of this Agreement subject to timely payment of the Reinsurance Premium in full; provided, that the Company’s timely payment of the Reinsurance Premium in full is a condition precedent to the Reinsurer’s obligations to indemnify the Company for the Reinsured Liabilities hereunder; and the Reinsurer shall have the right to terminate this Agreement without making any payment hereunder if the Company fails to pay the Reinsurance Premium in full in accordance with Article 8(A) and such failure continues for a period of not less than

Page 23 five (5) Business Days following the Company’s receipt of a written notice from the Reinsurer in respect of such failure to pay. ARTICLE 8 - CONSIDERATION A. As consideration for the transactions contemplated by this Agreement, the Company shall pay the Reinsurance Premium to the Reinsurer. The Reinsurance Premium shall be due in cash to the Reinsurer no later than November 30, 2025 plus interest accrued thereon (based on the number of days elapsed and a 365 day year) from and including October 11, 2025 to the date of payment at a per annum rate equal to the Funding Interest Rate; provided, that an amount equal to six million dollars ($6,000,000) of such amount, together with applicable interest thereon, shall be paid within ten (10) Business Days of the Closing Date. Such payment of Reinsurance Premium shall be made, net of Brokerage payable under Article 20(B) and Federal Excise Tax payable under the Tax Matters Article 21 pursuant to the account information and wire instructions separately provided by the Reinsurer to the Company in writing within three (3) Business Days of the Closing Date. ARTICLE 9 - COLLATERAL A. The provisions set forth in Exhibit D are hereby incorporated into, and shall form an integral part of, this Agreement. The Reinsurer shall comply with the provisions of Exhibit D. B. At all times during the term of this Agreement the Reinsurer shall, at its own expense, provide Reserve Credit to ERC. Should a Reserve Credit Event occur, then the Reinsurer shall, at its own expense, take such steps as are necessary or appropriate so as to permit ERC to obtain Reserve Credit within sixty (60) days following the occurrence of such event, including, at the Reinsurer’s election, posting of letters of credit, establishing a credit for reinsurance trust, or other security or novating this Agreement to an Acceptable Reinsurer. Each Party shall promptly notify the other Party of any event or change or condition that would be reasonably likely to result, or has resulted, in any loss of, or impairment to, Reserve Credit. The Company shall reasonably cooperate in good faith with the Reinsurer in furtherance of the foregoing, including to promptly amend this Agreement, novate this Agreement to an Acceptable Reinsurer or enter into other agreements or execute additional documents as reasonably needed. The Company shall cooperate in good faith with the Reinsurer to minimize the impact of any such increased burdens or expenses. To the extent there is a change in Applicable Laws of Bermuda that causes ERB to need reserve credit for the reinsurance hereunder, the Reinsurer shall, to the extent it would provide such reserve credit to ERB hereunder, within 60 (sixty) days of written request from the Company, agree to amend the definition of “Reinsurer’s Obligations” under this Agreement to read as follows: “Reinsurer’s Obligations” means the then-outstanding Ceded Carried Reserves of ERC and ERB.

Page 24 ARTICLE 10 - ADMINISTRATION A. Subject to the provisions of this Administration Article 10 and the Utmost Good Faith Article 29, as respects the Subject Business, (a) the Primary Insurers and their respective Affiliates (and where applicable, TPAs) shall retain all administrative, management and other services, including, without limitation, control and decisions with respect to the investigation, adjustment, administration, denial, settlement, compromise, payment and other disposition of claims, including all litigation relating to claims (including declaratory judgment actions and suits related to claims involving Extra Contractual Obligation and Losses in Excess of Policy Limits); and (b) the Primary Insurers and their respective Affiliates, as applicable, shall retain all services related to the administration, billing, pursuit, compromise and collection of amounts due under Third Party Reinsurance (including by way of commutation) and, subject to the Recoveries Article 11, the pursuit and collection of Recoveries related to the Subject Business (collectively, the “Administrative Services”). In the case of claims handling performed by TPAs, the provisions of Article 10(D) shall apply and no Third Party Administrator shall be engaged to perform, individually or in the aggregate, any portion of the claims handling on the Subject Business currently performed by the Company or its Affiliates without the prior written consent of the Reinsurer if such engagement would reasonably be expected to increase the Loss Adjustment Expense hereunder in any material respect unless the Company agrees to bear such additional Loss Adjustment Expense without coverage hereunder. B. Subject to the provisions of this Administration Article 10, the Company will, and the Company will cause the Primary Insurers to, permit the Reinsurer reasonable monitoring rights with respect to the handling of the claims in a manner consistent with the obligations of the Primary Insurers and their respective Affiliates under Applicable Law and the provisions of the underlying Reinsured Contracts included in the Subject Business. C. Subject to Article 10(D), the Company will, and the Company will cause the Primary Insurers and their respective Affiliates and Third Party Administrators and external adjusters to, (1) maintain personnel and expertise, which may consist of a combination of internal and outsourced resources, in claims handling, monitoring, and internal audit policies and practices in line with industry standards and levels in the aggregate substantially similar to those in force at the Effective Date; and (2) perform the Administrative Services with respect to the Subject Business in good faith, in compliance with the terms of the Reinsured Contracts, Applicable Law, and with the skill, diligence and expertise that would be reasonably expected from experienced and qualified personnel performing such duties in like circumstances, in accordance with general insurance industry standards and in a manner consistent with the standard of care that the Company and its Affiliates administer their other casualty business not reinsured under this Agreement; and (3) maintain and retain claims files and other claims records, whether electronic or hard copy or in whatever form that information is recorded, in accordance with practices and procedures no less rigorous, secure and accessible, in the aggregate, than those applied by the Company to (a) the Subject Business at the Effective Date, and (b) other casualty business not reinsured hereunder. Subject to the foregoing and Article 10(D), the Company, the Primary Insurers and their respective Affiliates shall retain and utilize

Page 25 vendors that it deems necessary in the performance of claims-handling services under this Agreement, including, but not limited to, attorneys, estimators, appraisers, investigators, independent adjusters, experts or other advisors, collection companies, and any other claims-related vendors deemed necessary in the administration of any claim. D. Any Loss Adjustment Expenses payable to Affiliate Third Party Administrators or other Affiliated service providers shall be arms-length, fair and reasonable. E. The Company and/or the Primary Insurers, as applicable, shall be permitted to subcontract, assign or otherwise transfer any or all of the Administrative Services to another Person without the consent of the Reinsurer; provided, that the Company and/or the Primary Insurers shall remain responsible for the actions of such Persons hereunder as if performed by the Company. F. The Company and the Reinsurer will each designate a single point of contact to address any issues that may arise regarding the handling of a claim or to generally address the administration of claims; provided, that the Reinsurer may additionally designate a single point of contact with respect to Longtail in connection with the foregoing issues. The Reinsurer (i) hereby appoints [***], as the Reinsurer’s point of contact and (ii) hereby additionally designates [***], as Longtail’s point of contact. The Company hereby appoint [***], as the Company’s point of contact. G. It shall be no defense to the obligations of the Company hereunder that they do not have the power or authority to cause any of their Affiliates or any Third Party Administrator to take or omit from taking any action and for purposes of this Agreement the Company shall be deemed to control each of its Affiliates or any Third Party Administrator and bear full responsibility thereunder. ARTICLE 11 - RECOVERIES A. The Company and its Affiliates shall retain responsibility for all administration and collection of Recoveries, consistent with its administration and collection of salvage and subrogation for its other business. ARTICLE 12 - CONFIDENTIALITY Section I. A. Each Party hereby agrees that the documents, information and data, Records and Non- Public Personal Information provided to it by other Party, whether directly or through an authorized agent, in connection with the placement, execution and/or renewal of this Agreement including any inspection conducted pursuant to the Access to Records Article 14 of this Agreement. (“Confidential Information”) shall constitute information proprietary and confidential to the disclosing Party; provided, that this Agreement and the transactions contemplated hereby shall constitute Confidential Information of each Party. Confidential Information shall not include documents, information or data that the receiving party can show:

Page 26 1. are publicly known or have become publicly known through no unauthorized act of the receiving Party; 2. have been rightfully received from a third person without obligation of confidentiality; or 3. were known by the receiving Party prior to the placement of this Agreement without an obligation of confidentiality. B. Absent the written consent of the disclosing Party, the receiving Party shall not disclose any Confidential Information of the disclosing Party to any third parties, except to: 1. Longtail and its Affiliates and investment managers; 2. such consultants, subcontractors, service providers, or vendors necessary for the receiving Party to perform its obligations under this Agreement; 3. when required by Regulatory Authorities or taxing authorities; 4. when required by external auditors; 5. its legal counsel; or 6. to the extent necessary to enforce its rights and remedies relating to this Agreement. provided any party receiving such Confidential Information pursuant to Article 12 Section I (B) 1, 2, 4 or 5 is advised by the receiving Party of the confidential nature of the information and agrees be bound by obligations and provisions that are at least as restrictive as those set forth in this Article or are bound by professional obligations of confidentiality. Further, the receiving Party agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights and remedies under this Agreement or any retrocession of this Agreement. C. Notwithstanding the above, in the event that a receiving Party is required by court order or other legal process or requested by any Regulatory Authority to release or disclose any or all of the Confidential Information, the receiving Party agrees to provide the disclosing party with written notice of same at least ten days prior to such release or disclosure if legally possible and to use its reasonable best efforts to assist the disclosing Party, at the disclosing Party’s expense, in maintaining the confidentiality provided for in this Confidentiality Article 12. However, notwithstanding anything to the contrary in this Agreement, in no event shall this Confidentiality Article 12 require the receiving Party not to comply with the order of any court of law or administrative court, the order of any arbitration and/or dispute resolution panel, the order of any Regulatory Authorities, and/or any other law, regulation or order. D. The provisions of this Confidentiality Article 12 shall extend to the officers, directors and employees of each of the Company and the Reinsurer and their respective Affiliates, and shall be binding upon their successors and assigns.

Page 27 Section II: This Section II shall only apply to the extent the Reinsurer actually receives any Non-Public Personal Information with respect to the Subject Business. The Parties agree that the Company shall not send the Reinsurer any Non-Public Personal Information with respect to the Subject Business unless the Reinsurer specifically requests such information. A. The Reinsurer acknowledges and agrees that any Non-Public Personal Information it receives is subject to the Data Protection Laws. With respect to any such Non-Public Personal Information received (either intentionally or unintentionally) by the Reinsurer, the Reinsurer agrees as follows: 1. the Reinsurer’s collection, access, use, storage and destruction of the Non-Public Personal Information will comply with all Data Protection Laws in all material respects; 2. the Reinsurer shall not sell, retain, use, or disclose Non-Public Personal Information for any purpose other than for the specific purpose of executing its obligations to the Company pursuant to this Agreement; 3. the Reinsurer shall comply with any deletion and access requests submitted by the Company to the extent required under applicable Data Protection Laws; 4. the Reinsurer shall implement commercially reasonable administrative, physical and technical safeguards that comply with the Data Protection Laws in all material respects and the terms of this Agreement; 5. the generality of the foregoing Confidentiality Article 12 Section II (A)4 notwithstanding, to the extent required by Data Protection Laws, the Reinsurer shall employ “Multi-Factor Authentication” to protect against unauthorized access to the Reinsurer’s Information Systems, and encryption, to protect Non-Public Personal Information held or transmitted by the Reinsurer, both in transit over external networks and at rest; and, 6. The Reinsurer shall conduct a periodic risk assessment of the Reinsurer’s administrative, physical and technical safeguards to ensure that such safeguards remain reasonably designed to protect the Reinsurer’s Information Systems from unauthorized access, and if the Reinsurer becomes aware of any material deficiencies in its Information Systems, it will promptly correct any such deficiencies. B. Reinsurer agrees to monitor its Information Systems and, if there is unlawful unauthorized access to or public release of the Company’s Confidential Information (a “Notice Event”), the Reinsurer shall: (i) notify the Company promptly, and within forty-eight hours, following the discovery of such Notice Event; (ii) cooperate with the Company, its regulators, and law enforcement to determine the scope of the Notice Event (including forensic analysis, if requested) and assist in regaining possession of the Company’s Confidential Information to the extent possible. Reinsurer shall retain all relevant

Page 28 information regarding a Notice Event and, to the extent such event is attributable to the Reinsurer’s negligence or breach of this Agreement, shall be responsible for the Company’s reasonable costs arising from such Notice Event, including, without limitation, the costs associated with providing notice to affected individuals, credit monitoring services, identity restoration services, fraud insurance and the establishment of a call center to respond to inquiries. C. If the Reinsurer has any of the Company’s Confidential Information within its possession, custody or control, the Reinsurer shall provide the Company, and any of the Company’s designated third party auditors, with access to and information regarding the Reinsurer’s Information Systems as necessary to confirm the Reinsurer’s compliance with the terms of this Agreement and the Data Protection Laws. Such audits shall be conducted no more than once every twelve (12) months, at the Company’s sole expense, and following fifteen (15) working days’ prior notice to the Reinsurer. During any such audit, the Reinsurer shall provide all assistance reasonably required by the Company in order to verify the Reinsurer’s compliance with the terms of this Agreement and the Data Protection Laws. If the Company determines that the Reinsurer’s Information Systems are not in compliance with the terms of this Agreement and/or the Data Protection Laws, the Reinsurer shall promptly take steps reasonably designed to address any such inadequacies. D. “Data Protection Laws” means all applicable domestic and foreign, federal and state laws governing privacy and data protection. E. “Information Systems” means any computer, computer network, computer application, imaging device, storage device or media, mobile computing device or any other information technology that contains Confidential Information, Records, or Non-Public Personal Information. F. “Non-Public Personal Information” means the same as the terms “personal data,” “personal information,” “non-public personal information,” or substantially similar terms under applicable Data Protection Laws. ARTICLE 13 - CURRENCY The sign “$” in this Agreement refers to United States of America dollars, and all payments will be made in that currency. For purposes of this Agreement, where the Reinsurer pays losses in currencies other than United States Dollars, such items shall be converted into United States Dollars at the actual rates of exchange at which these items are entered in the Company’s books and records. ARTICLE 14 - ACCESS TO RECORDS A. The Reinsurer or its duly authorized representatives (including Longtail) shall have the right to visit the offices of the Company, the Primary Insurers and their respective Affiliates to inspect, examine, audit and, at the Reinsurer’s expense, make copies of any policy, accounting, claim or other files for any reasonable purposes relating to Subject Business, the Reinsured Contracts or this Agreement other than tax records (collectively, “Records”) during regular business hours and upon reasonable notice to the Company, and to meet

Page 29 with senior executives of the Company having oversight of the Subject Business at reasonable times during regular business hours and upon reasonable notice to the Company. The Company may require electronic audit only when it is not commercially reasonable or physically safe to perform audit on site, and must provide equivalent electronic access if physical access is not provided. Access to such Records and personnel shall not unreasonably interfere with the business operations of the Company or its Affiliates, and shall otherwise be effectuated in a reasonable manner. The Company shall cause the Primary Insurers and its and their respective Affiliates to comply with this Access to Records Article 14. The term “Records” does not include (a) Proprietary or Privileged Materials, (b) policy files more than one year after this Agreement has been terminated or (c) closed claim files more than three years after the claim has been closed. The Reinsurer shall notify the Company at least fifteen (15) working days or, following delivery of a Commutation Notice, at least five (5) working days prior to inspection of the nature of the inspection, who is conducting the inspection and Records they wish to review. Within twenty (20) Business Days of any visit and/or audit, examination or inspection of Company Records, the Reinsurer shall provide the Company with a written schedule identifying all materials copied by Reinsurer. B. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company under this Access to Records Article 14 if: (i) it is not current in all undisputed payments due the Company, (ii) it is in breach of its obligations to provide any security instrument required under the Collateral Article in any material respect, or (iii) the Reinsurer is not in compliance with the Data Protections Law Section II of the Confidentiality Article 12 in any material respect. C. “Proprietary or Privileged Materials” as used herein shall mean files, records, documents or books; (1) concerning trade secrets of the Company (“trade secrets” shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996), it being understood that the Company shall use commercially reasonable efforts to provide information reasonably responsive to the request of the Reinsurer that does not constitute or include trade secrets, (2) subject to the work product privilege or attorney-client privilege related to dispute, litigation, or arbitration among the parties to this Agreement, it being understood that the Company and the Reinsurer shall use commercially reasonable efforts to obtain waivers or make other arrangements (including redacting information to the extent not unduly burdensome or providing redacted summaries) that would enable any such item to be made available for review by the Reinsurer without impinging on the ability to assert such privilege, or (3) concerning individual private information that as a matter of law cannot be disclosed by the Company. ARTICLE 15 - NOTICES A. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of

Page 30 receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of transmission) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, and email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision): If to the Company: EVEREST REINSURANCE COMPANY 100 Everest Way Warren NJ 07059, US Attention: General Counsel Email: [***] With copies (which shall not constitute notice) to: EVEREST REINSURANCE COMPANY 100 Everest Way Warren NJ 07059, US Attention: Chief of North America Legal & Regulatory Email: [***] Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 Attention: Matt Stern Email: [***] EVEREST REINSURANCE (BERMUDA), LTD. Seon Place, 4th Floor 141 Front Street Hamilton HM 19, Bermuda Attention: General Counsel Email: [***] With copies to: EVEREST REINSURANCE (BERMUDA), LTD. Seon Place, 4th Floor 141 Front Street Hamilton HM 19, Bermuda Attention: Chief of North America Legal & Regulatory Email: [***] Willkie Farr & Gallagher LLP 787 Seventh Avenue

Page 31 New York, New York 10019-6099 Attention: Matt Stern Email: [***] If to the Reinsurer: MS TRANSVERSE INSURANCE COMPANY 15 Independence Boulevard, Suite 430 Warren, New Jersey 07059 Attention: General Counsel Email: [***] With a copy to: LONGTAIL RE (CAYMAN) SPC LTD. ON BEHALF OF, AND FOR THE ACCOUNT OF ITS SEGREGATED PORTFOLIO LONGTAIL RE NORTH SIDE SP Wessex House, 1st Floor 45 Reid Street Hamilton Bermuda HM12 Attn: Richard Taylor Email: [***] ARTICLE 16 - MISCELLANEOUS A. Amendments 1. This Agreement may be amended only by mutual consent of the Parties expressed in a written addendum executed by the Parties with the same formalities as this Agreement, and such addendum shall be deemed to be an integral part of this Agreement and binding on the Parties accordingly. The expression amendment shall include any variation, supplement, deletion or replacement howsoever effected. B. Costs Each of the Parties shall pay its own costs incurred in connection with the negotiation and entering into of this Agreement, unless otherwise agreed or unless otherwise specified in this Agreement. C. Counterparts This Agreement may be executed in two (2) or more counterparts, and by the different Parties to this Agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail or other means of electronic transmission utilizing reasonable image scan technology (including pdf, DocuSign or any electronic signature complying with the U.S.

Page 32 federal ESIGN Act of 2000) shall be as effective as delivery of a manually executed counterpart of this Agreement. D. Entire Agreement This Agreement (in each case, including all schedules and exhibits hereto and thereto) represents the entire agreement between the Company and the Reinsurer with respect to the matters referred to in this Agreement. All prior agreements, understandings and representations with regard to the matters referred to in this Agreement made by the Company and its Affiliates, on the one hand, and the Reinsurer, on the other hand are superseded by this Agreement. Any change or modification to this Agreement will be documented as provided in Article 16(A). E. Errors and Omissions Any inadvertent delay, omission, or error will not relieve either Party hereto from any liability, which would attach to it hereunder if such delay, omission or error had not been made, provided such omission or error is rectified immediately upon discovery; provided, further that the Party making such error and omission or responsible for such delay shall be responsible for any additional liability which attaches as a result. F. Payments Except as otherwise set forth in this Agreement, remittances due from the Reinsurer or the Company under this Agreement shall be by paid by wire transfer or automated clearing of immediately available funds to the other Party unless this Agreement provides for withdrawal of trust account assets by the Company or payment with Commutation Eligible Assets. If there is a delayed settlement of any payment due hereunder between the Reinsurer and the Company, interest shall accrue daily in accordance with the Overdue Payments Article 23. G. Further Assurances The Company and the Reinsurer shall cooperate with each other in order to accomplish the objectives of this Agreement by using reasonable best efforts to execute and deliver any additional documents and take such other actions as may be reasonably requested by the other Party to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement, or furnish information as may be reasonably required to aid in the preparation of any regulatory filing or financial statement required by Applicable Law; provided, however, that any such additional documents must be reasonably satisfactory to each of the Parties and not impose upon either Party any liability, risk, obligation, loss, cost or expense not contemplated by this Agreement. H. Severability 1. If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or

Page 33 enforceability of any other provision of this Agreement or the validity or enforceability of such provision in any other jurisdiction. 2. The Parties shall negotiate in good faith to attempt to agree to such provision so that it will comply with the laws, regulations and public policy of the jurisdiction in which it was rendered illegal and unenforceable in order to effectuate the Parties’ original intent. I. Offset The Company or the Reinsurer have and may exercise, at any time and from time to time, the right to offset any balance or balances due under this Agreement, whether on account of premiums or on account of losses or otherwise, due from one Party to the other Party hereto, under the terms and within the subject matter of this Agreement. In the event of an insolvency of a Party hereto, offset shall only be allowed in accordance with the provisions of any Applicable Law governing offset entitlements. J. Parties to this Agreement The Parties shall not assign, delegate, novate, transfer, or in any other way alienate any rights or obligations under this Agreement, whether in whole or in part, without the prior written consent of the other Party. Notwithstanding the foregoing, and for the avoidance of doubt, the Reinsurer may retrocede to Longtail. This Agreement shall be binding upon all successors, assignees and transferees of the Parties to this Agreement; provided, however, that neither this Agreement nor any rights or obligations under this Agreement may be novated, assigned, charged or otherwise transferred or disposed of by either Party without the prior written consent of the other Party. K. Rights and Remedies No failure or delay by any Party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy. L. Third Party Rights Nothing will in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement. M. Specific Performance The Parties agree that irreparable damage would occur in the event that any of the covenants or obligations contained in Article 12 - Confidentiality of this Agreement were not performed in accordance with their specific terms in any material respect or were otherwise breached in any material respect and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. It is

Page 34 accordingly agreed that, without posting bond or other undertaking, each of the Parties shall be entitled to seek injunctive or other equitable relief to prevent or cure any breach in any material respect by the other Party of its covenants or obligations contained in Article 12 - Confidentiality of this Agreement and to specifically enforce such covenants and obligations, such remedy being in addition to any other remedy to which either Party may be entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of Article 12 - Confidentiality of this Agreement, no Party will allege, and each of the Parties hereby waives (x) the defense or counterclaim that there is an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity, and (y) any requirement under law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief. The Parties further agree that (a) without any duplication of recovery, by seeking any remedy provided for in this Section, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement and (b) nothing contained in this Section shall require any Party to institute any action for or limit such Party’s right to institute any action for) specific performance under this Section before exercising any other right under this Agreement. N. Sanctions and Anti-Money Laundering. Neither the Company nor the Reinsurer shall be required to take any action under this Agreement that would result in it being in violation of any economic sanctions or money laundering laws and regulations applicable to such Party, including making any payments in violation of such laws and regulations. Should either Party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment has been made in violation of any such economic sanctions or money laundering laws and regulations, the Party who first becomes aware of the violation shall promptly notify the other Party and the Parties shall reasonably cooperate in order to take all reasonably necessary corrective actions. O. Notice of Actions. The Company will notify the Reinsurer in writing of Actions conducted by any Regulatory Authority with respect to the Subject Business or this Agreement that have or would reasonably be expected to materially increase the liabilities or impair the rights of the Reinsurer hereunder. The Reinsurer will notify the Company of any and all Actions conducted by any Regulatory Authority that would reasonably be expected to affect its ability to perform its obligations hereunder in any material respect. P. Public Announcement. Neither Party shall make any public announcement concerning this Agreement without the prior written consent of the Company (in the case of an announcement by the Reinsurer) or the Reinsurer (in the case of an announcement by the Company), except as required by Applicable Law or any Regulatory Authority; provided, that the Company may issue one or more press releases promptly following Closing announcing the transactions contemplated by this Agreement so long as either (i) the Reinsurer is not named in such press release or (ii) the Company has provided the Reinsurer with the relevant language identifying and describing the Reinsurer, and the Reinsurer has provided consent thereto, not to be unreasonably withheld, conditioned or delayed.

Page 35 ARTICLE 17 - ARBITRATION A. Except as provided in Article 16(M), Reports and Review Article 5, Transactions to be Effectuated at Closing Article 7, and Expert Dispute Resolution Procedures Article 26, any dispute arising out of the interpretation, performance or breach of this Agreement shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested. B. One arbitrator shall be chosen by each Party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either Party fails to appoint its arbitrator within 30 days after being requested to do so by the other Party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator. C. If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society - U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue. D. Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings. E. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The arbitration shall take place in New York City, unless otherwise mutually agreed between the parties or when deemed by the panel to be in the best interest of the arbitration proceeding. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate. F. When the panel considers any Applicable Law, it shall look to the law of the State of New York. G. Each Party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, but is not required to, award to the prevailing party reasonable attorney fees and/or interest at a rate of up to 8.0% per annum. H. It is hereby understood and agreed that in the event either the Reinsurer or the Company: 1. has been ordered by a state insurance department or other Regulatory Authority to cease writing business, or has been placed under regulatory supervision or in rehabilitation; or

Page 36 2. becomes (whether voluntarily or otherwise) insolvent, or becomes the subject of any liquidation, rehabilitation, receivership, supervision or other supervisory action, conservation, preservation or bankruptcy action or similar or comparable proceeding (whether judicial or otherwise), suffers the appointment of a liquidator, rehabilitator, receiver, conservator, custodian, mortgagee in possession, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations, or has proposed a scheme of arrangement or similar or comparable procedure; the other Party may, at its sole option, choose to sever this Article 17 from this Agreement, and seek adjudication of the dispute in any court of competent jurisdiction, and each Party hereby agrees to submit to such jurisdiction. ARTICLE 18 - EXPEDITED DISPUTE RESOLUTION Prior to the commencement of arbitration in accordance with the Arbitration Article 17, the Parties will utilize an expedited dispute resolution process involving one senior executive from each of the Company and the Reinsurer. If such senior executives are unable to resolve the dispute within ten (10) Business Days of the dispute being referred to them, either Party may seek to resolve the dispute in accordance with the Arbitration Article 17. ARTICLE 19 - GOVERNING LAW A. This Agreement, and any dispute, controversy, or claim arising out of or relating to this Agreement, will be governed by and construed according to the laws of the State of New York, without regard to its conflicts of laws principles. B. Subject to the Reports and Review Article 5, Term of this Agreement Article 6, Expert Dispute Resolution Procedures Article 26 and Arbitration Article 17, any dispute, suit, action or proceeding under this Agreement, or any dispute, suit, action or proceeding related to or arising out of, directly, indirectly, or incidentally, this Agreement, or out of the transactions and actions arising from performance of this Agreement, will be subject to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each Party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such Party, provided, that service of process has been made by any lawful means. Each Party submits to the personal jurisdiction of such court, will comply with the requirements necessary to give that court jurisdiction, will abide by the final decision of that court or of an appellate court in the event of an appeal, and will consent to any effort to enforce the final decision of the court in the home jurisdiction of the Reinsurer, including the granting of full faith and credit or comity in the home jurisdiction of the Reinsurer or any other jurisdiction where the Reinsurer is subject

Page 37 to jurisdiction. This Governing Law Article 19 does not override the Access to Records Article 14. C. The Reinsurer agrees that in the event of the failure of the Reinsurer to perform its obligations under the terms of this Agreement, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of the courts as specified in Article 19(B) above comply with requirements necessary to give that court jurisdiction and abide by the final decision of that court or of an appellate court in the event of an appeal. D. The Reinsurer agrees to designate a person as its true and lawful agent upon whom may be served any lawful process in an action, suit or proceeding instituted by or on behalf of the Company. ARTICLE 20 - INTERMEDIARY A. Gallagher Re Inc. is hereby recognized as the intermediary (the “Intermediary”) negotiating this Agreement for all business hereunder. All communications and payments relating thereto shall be transmitted directly between the Company and the Reinsurer, with notice to the Intermediary. B. As a part of the Reinsurance Premium, the Company shall pay the Intermediary brokerage equal to $[***] (the “Brokerage”) within three (3) Business Days after payment of the Reinsurance Premium in full in accordance with the Considerations Article 8. The Parties acknowledge and agree that the Brokerage paid by the Company pursuant to this Agreement is gross of Federal Excise Tax, if any. Payments by the Company to the Intermediary of (i) Brokerage under Article 20(B) or (ii) Federal Excise Tax payable under the Tax Matters Article 21 shall be deemed to constitute payment of the applicable portion of Reinsurance Premium to the Reinsurer. C. No payments from either Party to the other or in respect of any Reinsured Liability shall be made to or through the Intermediary or any other broker or intermediary. ARTICLE 21 - TAX MATTERS A. If applicable to amounts remitted directly from the Company to Longtail, the Company shall deduct from the Reinsurance Premium and remit (or cause to be deducted and remitted by or on behalf of the Company, including for such purposes by the Intermediary) to the Internal Revenue Service the applicable percentage of Federal Excise Tax imposed under Section 4371 of the Internal Revenue Code to the extent such amounts are subject to the Federal Excise Tax. B. The Reinsurer and the Company shall each provide the other Party upon reasonable request any documentation that is reasonably required to satisfy applicable tax withholding and reporting obligations. In connection with such obligations, within two (2) Business Days’ of the date hereof, Reinsurer shall have provided the Company with Reinsurer’s IRS Form W-9 and the Company shall have provided Reinsurer with an IRS Form W-9 or W-8, as applicable. In the event the IRS Form W-9 or W-8 initially provided may no longer be relied upon, Reinsurer or the Company, as applicable, shall promptly provide to the other

Page 38 Party an updated form that will allow the other Party to determine whether any amounts paid hereunder may be subject to withholding or information reporting under Applicable Law. Each Party agrees that, in the event any payment to the other Party is subject to tax withholding under Applicable Law, the payor Party may deduct the amount required to be withheld in connection with such Applicable Law from the amount otherwise due to the payee Party and shall have no obligation to gross-up the payee Party for such withheld amount, provided, that if a Party believes it is required by Applicable Law to withhold any amount in respect of taxes from a payment hereunder, it shall provide reasonable prior notice to the other Party of its intent to do so and shall reasonably cooperate with the other Party to reduce or obtain an exemption from any such withholding. If such withholding is made, the payor Party shall promptly provide a receipt to the payee Party of such withholding and will use reasonably best efforts to assist the payee in obtaining any refund permitted by Applicable Law. If any amount is so withheld and paid over to the applicable governmental authority, such amount shall be treated for all purposes of this Agreement as having been paid to the Person with respect to which such deduction or withholding tax was imposed. ARTICLE 22 - INSOLVENCY A. This Insolvency Article 22 will apply severally to each Reinsured Entity. Further, this Insolvency Article 22 and the laws of the domiciliary state will apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Insolvency Article 22 and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws will prevail. B. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company and the Reinsured Liabilities, when such claim would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may, investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The reasonable expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. ARTICLE 23 - OVERDUE PAYMENTS In the event any payment due a Party under this Agreement is not received within ten (10) Business Days of the payment due date, such payment shall bear interest accruing daily on an actual/365

Page 39 day basis at 3-month SOFR plus 3% (the “Interest Rate”) on the date such payment was due, from the date payment was due until the date of actual payment. ARTICLE 24 - REINSURER CLAIMS OBLIGATIONS The Reinsurer covenants that it will not, without first obtaining the Company’s written consent, either directly or indirectly invoke any United States or foreign statute, legislation or jurisprudence that purports to enable the Reinsurer to require the Company to settle the Reinsurer’s obligations under this Agreement, including to any estimated or undetermined claims liabilities, on an accelerated basis. The Reinsurer shall not directly or indirectly attempt to effect any portfolio transfer or other proceeding before a court or other Regulatory Authority with the intention of novating or assigning all or any part of its liabilities and obligations under this Agreement to an another unaffiliated Person without the prior written consent of the Company. In the event of any merger, amalgamation, division, re-domestication or similar corporate reorganization of the Reinsurer in which the Reinsurer is not the sole surviving or resulting entity, each successor in interest of the Reinsurer shall expressly undertake and assume the obligations of the Reinsurer under this Agreement. ARTICLE 25 - AUDIT AND INSPECTION A. The Reinsurer and its authorized representatives will be given reasonable access to and have right to inspect, examine, audit and, at the Reinsurer’s expense, copy the accounting, actuarial and other data and documentation related to any Quarterly Report, Commutation Notice or Commutation Amount, in each case pursuant to, and subject to, the requirements and restrictions set forth in the Access to Records Article 14. Within twenty (20) Business Days of copying any such records, the Reinsurer shall provide the Company with a written schedule identifying all materials copied by Reinsurer. B. The Company shall provide, or shall cause to be provided, the Reinsurer and its representatives the working papers of the Company and the Primary Insurers and their respective Affiliates and any working papers of the Company’s and the Primary Insurers’ and their respective Affiliates independent accountants or independent actuaries, as the case may be (subject to delivery by the Reinsurer of a customary release letter and consent therefor), relating to the preparation of such Quarterly Report, Commutation Notice, or Commutation Amount, as the case may be, as well as all relevant Records, and the Company shall make reasonably available the individuals in its or its Affiliates’ employ who are responsible for and knowledgeable about the information used in, and the preparation or calculation (as applicable) of, such Quarterly Report, Commutation Notice, or Commutation Amount, as the case may be, in order to respond to the inquiries of the Reinsurer. The failure of the Reinsurer to deliver such Quarterly Report Dispute Notice or Commutation Dispute Notice, as the case may be, within the relevant period will constitute the Reinsurer’s acceptance as final of such Quarterly Report or Commutation Notice, as the case may be, as determined by the Company. Any amounts in the Commutation Notice which are not disputed in a Commutation Dispute Notice (if one is delivered), shall be deemed to be accepted by the Reinsurer as final.

Page 40 C. Any materials provided pursuant to this Audit and Inspection Article 25 shall be subject to the provisions of the Confidentiality Article 12 and the Access to Records Article 14. ARTICLE 26 - EXPERT DISPUTE RESOLUTION PROCEDURES A. The review of the Independent Accountant or Independent Actuary as the case may be shall be limited solely to the disputed amounts or items in the Quarterly Report Dispute Notice or the Commutation Dispute Notice, as the case may be, that remain unresolved. Any determination by the Independent Accountant or Independent Actuary as the case may be shall not be outside the range defined by the respective amounts or items in the Quarterly Report Dispute Notice or the Commutation Dispute Notice, as the case may be, and such determination shall be final and binding for all purposes of this Agreement, and not subject to further challenges for any reason absent manifest error or fraud. The fees and expenses of the Independent Accountant or Independent Actuary as the case may be arising from such referral shall be paid by the Parties pro rata based on where the Independent Accountant’s or Independent Actuary’s determination of the disputed amounts or items falls in comparison to the amounts or items set out in the Quarterly Report or the Commutation Notice, as the case may be, and the amounts or items claimed by the Reinsurer in the Quarterly Report Dispute Notice or Commutation Dispute Notice, as the case may be. ARTICLE 27 - REPRESENTATIONS AND WARRANTIES A. Company Representations and Warranties. Each Reinsured Entity hereby represents and warrants to the Reinsurer, as of the date hereof and as of the Closing Date, as follows, provided, however, that any representations and warranties that are expressly made as of a specific date, including expressly made as of the date of this Agreement, are made only as of such date: 1. Organization; Standing and Corporate Power. Such Reinsured Entity is duly incorporated, validly existing and in good standing under the laws of its state, province or country of domicile and has the requisite corporate power and authority to own its properties and assets and to carry on its business as currently conducted. 2. Due Authorization; No Conflict or Violation. Such Reinsured Entity has full corporate (or other organizational) power and authority to enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement. The execution and delivery by such Reinsured Entity of this Agreement, the performance by such Reinsured Entity of its obligations under this Agreement and the consummation by such Reinsured Entity, as applicable, of the transactions contemplated under this Agreement have been duly authorized by all requisite corporate action on the part of such Reinsured Entity prior to the Closing. Assuming due authorization, execution and delivery by the Reinsurer, this Agreement constitutes the legal, valid and binding obligations of such Reinsured Entity, enforceable against it in accordance with its terms except to the extent such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership and similar law

Page 41 affecting the enforcement of creditors’ rights generally, and general equitable principles (regardless of whether enforceability is considered a proceeding at law or in equity). The execution, delivery and performance by such Reinsured Entity of this Agreement does not, and the consummation of the transactions contemplated hereunder will not: (a) violate, conflict with, be prohibited by, or require any approval that has not already been obtained under, any of the provisions of the organizational documents of such Reinsured Entity; (b) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, be prohibited by, require any consent or other action under, or give rise to a right of termination, amendment or acceleration under, of any material contract or instrument to which such Reinsured Entity is a party; or (c) contravene any requirements of law applicable to such Reinsured Entity or violate any permit or Order against or imposed or binding upon, such Reinsured Entity in each case of (b) and (c), except as would not, individually or in the aggregate, be material to such Reinsured Entity. 3. Consent and Approvals. As of the Closing Date, except as would not have or be reasonably expected to result in a Material Adverse Effect, no consent, approval or authorization of, or declaration or filing with, or notice to, any Regulatory Authority is required to be made by such Reinsured Entity in connection with the execution, delivery and performance of this Agreement by such Reinsured Entity or the consummation by such Reinsured Entity of this Agreement or any of the transactions contemplated hereunder, other than such consent, approval, or authorization from any Regulatory Authority that has already been obtained or any declaration, filing with or notice to any Regulatory Authority that has already been made. 4. Specified Data. To the Knowledge of the Company, the factual information and data contained in the reports and documents furnished by or on behalf of the Company to the Reinsurer in relation to the Subject Business as specifically listed on Schedule J, in the case of each such report or document, was accurate in all material respects as of the date such information was provided and since the date such information was provided, no Material Adverse Effect has occurred with respect to such information; provided, that the Company does not make any representations or warranties with respect to any projections, assumptions or forecasts therein. 5. Carried Reserves. The Carried Reserves at September 30, 2025 as provided to the Reinsurer and Longtail in writing and as included in Schedule F were calculated, in all material respects, (i) in accordance with the Applicable Principles and (ii) based on the information available as of September 30, 2025 and the books and records of the Company and the Primary Insurers. Such reserves do not include the effect of any internal reinsurance issued by such Reinsured Entity or its Affiliates which benefits the Subject Business and will be unaffected by any intragroup commutation. Such reserves, as with respect to claims-made Reinsured Contracts, have taken into account any claim or notice of circumstance first made (including any unrelated claims covered by the same Reinsured Contracts) made as of

Page 42 December 31, 2024, as determined by the Company in the ordinary course of its business consistent with its financial reporting practices as of September 30, 2025. Notwithstanding the foregoing, nothing in this Agreement shall be deemed a representation or warranty as to the adequacy or sufficiency of reserves. 6. Financial Statements. The Company and each Primary Insurer has previously delivered to the Reinsurer copies of (i) the audited annual statutory financial statements of such Person as of and for the year ended December 31, 2024; and (ii) the unaudited quarterly statutory financial statements of such Person as of and for the quarter ending June 30, 2025, as applicable. Such financial statements were prepared in accordance with SAP consistently applied and fairly present, in all material respects in accordance therewith, the assets, liabilities and capital and surplus of such Person at their respective dates and the results of operations, changes in surplus and cash flows of such Person at and for the periods indicated. 7. Outstanding Investigations. As of the date hereof, there are no (i) outstanding legal or regulatory investigation, proceeding or other third party claim (not including ordinary course claims litigation) relating to the Subject Business against such Reinsured Entity or any of its Affiliates or (ii) consent agreements, commitment agreements or similar written agreements entered into between any Regulatory Authority and such Reinsured Entity or any of its Affiliates under which such Reinsured Entity or any of its Affiliates has any continuing obligations, that expressly relate to the Subject Business except, in the case of (i) or (ii) as would not reasonably be expected to have a material adverse effect on the Reinsured Liabilities or the Reinsurer. As of the date hereof, there is no claim, action, suit, litigation, legal, administrative or arbitration proceeding, regulatory inquiry, investigation or examination pending or, to the Knowledge of the Company, threatened against such Reinsured Entity or any of its Affiliates or any assets, properties, rights or privileges of such Reinsured Entity or any of its Affiliates, that, in each case, has or would reasonably be expected to have (a) the effect of preventing or materially delaying or making unlawful the consummation of the transactions contemplated by this Agreement or (b) a material adverse effect on the Reinsured Liabilities. 8. Conduct of Business. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Subject Business or the interests (taken as a whole) of the Reinsurer pursuant to this Agreement, such Reinsured Entity and each Primary Insurer is, and January 1, 2024 has been, in compliance with Applicable Law, its organizational documents and all material Permits with respect to the conduct of the Subject Business. 9. Absence of Changes. Since January 1, 2025, (i) the Subject Business has been conducted in all material respects in the ordinary course consistent with past practice, and (ii) there has not been any adverse event, change or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Page 43 10. Permits. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Subject Business, such Reinsured Entity, and each Primary Insurer, holds and maintains in full force and effect all Permits from all Regulatory Authorities necessary for the operation and conduct of the Subject Business as of the date hereof and to own or use its assets and properties owned and used on the date hereof in each of the jurisdictions in which such business is operated and conducted, in each case. 11. Intermediary. Other than the Intermediary, the fees and expenses of which shall be paid by the Company, (a) no broker or finder has acted directly or indirectly for such Reinsured Entity and (b) such Reinsured Entity has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or the ancillary agreements or the transactions contemplated hereby or thereby. 12. Payment of Claims and Losses; Administration. Claims Handling. Each Primary Insurer has paid all claims, loss and Loss Adjustment Expenses and collected Recoveries with respect to the Subject Business since January 1, 2025 in the ordinary course of business in all material respects, without regard to the reinsurance effected hereunder or as to unduly apportion loss to the Reinsurer. To the Knowledge of the Company, since January 1, 2025, all of the claims handling and other administrative services necessary or appropriate in connection with the administration of the Subject Business have been provided (a) by appropriately licensed Persons engaged by the applicable Primary Insurer and (b) in accordance with Applicable Law except, with respect to the foregoing clauses (a) and (b), where such failures would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. B. Reinsurer Representations and Warranties. The Reinsurer represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows (provided, however, that any representations and warranties that are made as of a specific date or as of the date of this Agreement are made only as of such date): 1. Organization; Standing and Corporate Power. The Reinsurer is duly incorporated, validly existing and in good standing under the laws of Texas and has the requisite corporate power and authority to own its properties and assets and to carry on its business as currently conducted. 2. Due Authorization; No Conflict or Violation. The Reinsurer has full corporate (or other organizational) power and authority to enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement. The execution and delivery by the Reinsurer of this Agreement, the performance by the Reinsurer of its obligations under this Agreement and the consummation by the Reinsurer, as applicable, of the transactions contemplated under this Agreement, have been duly authorized by all requisite corporate action on the part of the Reinsurer prior to the Closing. Assuming due authorization, execution and delivery by the Company, this Agreement constitute the legal, valid and binding

Page 44 obligation of the Reinsurer, enforceable against it in accordance with its terms except to the extent such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership and similar law affecting the enforcement of creditors’ rights generally, and general equitable principles (regardless of whether enforceability is considered a proceeding at law or in equity). The execution, delivery and performance by the Reinsurer of this Agreement does not, and the consummation of the transactions contemplated hereunder will not: (a) violate, conflict with, be prohibited by, or require any approval that has not already been obtained under any of the provisions of the organizational documents of the Reinsurer; (b) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, be prohibited by, require any consent or other action under, or give rise to a right of termination, amendment or acceleration under, of any material contract or instrument to which the Reinsurer is a party; or (c) contravene any requirements of law applicable to the Reinsurer or violate any permit or Order against or imposed or binding upon, the Reinsurer in any material respect, in each case of (b) and (c), except as would not, individually or in the aggregate, be material to the Reinsurer. 3. Consent and Approvals. As of the Closing Date, except as would not, individually or in the aggregate, (a) have or be reasonably expected to have a material adverse effect on the Reinsurer or (b) materially impair or delay the consummation of the transactions contemplated by this Agreement by the Reinsurer, no consent, approval or authorization of, or declaration or filing with, or notice to, any Regulatory Authority is required to be made by or with respect to the Reinsurer in connection with the execution, delivery and performance of this Agreement by the Reinsurer or the consummation by the Reinsurer of any of the transactions contemplated hereunder, other than such consent, approval, or authorization from any Regulatory Authority that has already been obtained by the Reinsurer or any declaration, filing with or notice to any Regulatory Authority that has already been made by the Reinsurer. The Reinsurer possesses all licenses, accreditation, reciprocal or other regulatory status necessary for ERC to take full Reserve Credit. 4. Financial Statements. The Reinsurer has previously delivered to the Company copies of (i) the audited annual statutory financial statements of the Reinsurer as of and for the year ended December 31, 2024; and (ii) the unaudited quarterly statutory financial statements of the Reinsurer as of and for the quarter ending June 30, 2025. Such financial statements were prepared in accordance with SAP consistently applied and fairly present, in all material respects in accordance therewith, the assets, liabilities and capital and surplus of the Reinsurer at their respective dates and the results of operations, changes in surplus and cash flows of the Reinsurer at and for the periods indicated. Since the date of the last financial statements of the Reinsurer, all liabilities and obligations have been incurred in the ordinary course of business consistent with past practice and have not had or would not reasonably be expected to have a material adverse effect on the Reinsurer.

Page 45 5. Intermediary. Other than the Intermediary, the fees and expenses of which shall be paid by the Company, (a) no broker or finder has acted directly or indirectly for the Reinsurer and (b) the Reinsurer has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or the ancillary agreements or the transactions contemplated hereby or thereby. 6. Ratings. As of the date of this Agreement, the insurer financial strength/claims- paying ability of the Reinsurer was rated as A+ (Superior) by A.M. Best and is not under surveillance or review with possible negative implications. As of the date of this Agreement, none of the Reinsurer or any of its respective Affiliates has received written notice from, or is otherwise aware based on its discussions with, any such rating organization, that the foregoing rating is under surveillance or review with possible negative implications. 7. Parental Guarantee. The Parental Guarantee (i) has not been terminated and is in full force and effect as of the date hereof, (ii) applies to this Agreement, (iii) constitutes the legal, valid and binding obligations of the Parent, enforceable by the Company against it in accordance with its terms except to the extent such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership and similar law affecting the enforcement of creditors’ rights generally, and general equitable principles (regardless of whether enforceability is considered a proceeding at law or in equity) and (iii) is transferrable to the successors and assigns of the Company as contemplated by Section 11.3 of the Parental Guarantee. C. No Other Representations and Warranties; Due Investigation. Except for the representations and warranties contained in Article 27(A), none of the Company or its Affiliates, nor any of its or their respective representatives, makes or has made, and neither the Reinsurer or its Affiliates, nor any of its or their respective representatives, relies or has relied upon, any other representation or warranty by or on behalf of the Company or any of its Affiliates or representatives. Notwithstanding anything to the contrary contained in this Agreement, other than as expressly set forth in Article 27(A), no representation or warranty has been made or is being made to either the Reinsurer or any of its Affiliates or its or their respective representatives (i) with respect to any business operations of the Company or any of its Affiliates other than the Subject Business, (ii) as to the accuracy or completeness of any of information (including any projections, estimates or other forward- looking information (financial or otherwise)) provided (including set forth in any virtual data room in connection with the transactions contemplated hereunder, or provided in any management presentations, information memoranda, supplemental information or other materials) or otherwise furnished or made available by or on behalf of the Company at any time prior to the Closing or (iii) as to the accuracy of any fact or opinions recited in the documents and papers provided to either the Reinsurer, its Affiliates or its or their respective representatives including operating statements, appraisals or other information (including expert opinions and reports, that have been provided to the Company by third parties or prepared by the Company for its own purposes). The Company expressly disclaims, and the Reinsurer expressly disclaims any reliance on, and shall cause its

Page 46 respective Affiliates, and any of its or their respective representatives, to expressly disclaim any reliance on, any and all representations and warranties, whether express or implied, other than those contained in Article 27(A). 2. Except for the representations and warranties contained in Article 27(B), as of the Closing Date, neither the Reinsurer or its Affiliates, nor any of its or their respective representatives, makes or has made, and neither the Company or its Affiliates, nor any of its or their respective representatives, relies or has relied upon, any other representation or warranty made by or on behalf of the Reinsurer. Notwithstanding anything to the contrary contained in this Agreement, other than as expressly set forth in Article 27(B), no representation or warranty has been made or is being made to either the Reinsurer or any of its Affiliates or its or their respective representatives (i) as to the accuracy or completeness of any of information (including any projections, estimates or other forward-looking information (financial or otherwise)) provided (including set forth in any virtual data room in connection with the transactions contemplated hereunder, or provided in any management presentations, information memoranda, supplemental information or other materials) or otherwise furnished or made available by or on behalf of the Reinsurer at any time prior to the Closing or (ii) as to the accuracy of any fact or opinions recited in the documents and papers provided to either the Company, its Affiliates or its or their respective representatives including operating statements, appraisals or other information (including expert opinions and reports, that have been provided to the Reinsurer by third parties or prepared by the Reinsurer for its own purposes). The Reinsurer expressly disclaims, and the Company expressly disclaims any reliance on, and shall cause its Affiliates, and any of its or their respective representatives to expressly disclaim any reliance on, any and all representations and warranties, whether express or implied, of the Reinsurer other than those contained in Article 27(B). 3. The Reinsurer has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Subject Business and acknowledges and agrees that the Company has provided the Reinsurer with access to the personnel, properties, premises and books and records related thereto for this purpose. In entering into this Agreement, the Reinsurer has relied solely upon its own investigation and analysis, and the Reinsurer (on its own behalf and on behalf of its Affiliates and its and their respective representatives) acknowledges and agrees that the Company, its Affiliates and their respective representatives shall not have any liability or responsibility whatsoever to the Reinsurer or its respective Affiliates, or any of its or their respective representatives (including in contract or tort, under federal or state securities laws or otherwise), based upon any information provided or made available, or statements made (or any omissions therefrom) except for the representations and warranties contained in Article 27(A). 4. Notwithstanding anything to the contrary contained in this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith or therewith, the Reinsurer (on its own behalf and on behalf of its

Page 47 Affiliates and their respective representatives) acknowledges and agrees that (i) the Reinsurer has had an opportunity to ask questions to the Company relating to the Subject Business and to receive responses to such questions from the Company and (ii) the Company makes no representations or warranties with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument delivered or to be delivered in connection herewith or therewith, as applicable, is intended or shall be construed to be a representation or warranty, express or implied, of the Company, for any purposes of this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith or therewith, in respect of (A) the adequacy or sufficiency of reserves, (B) the future profitability of the Subject Business, and (C) the collectability of reinsurance. ARTICLE 28 - SERVICE OF SUIT A. This Service of Suit Article 28 applies only to the Reinsurer if it is not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance Regulatory Authorities. B. This Service of Suit Article 28 shall not be read to conflict with or override the obligations of the Parties to arbitrate their disputes as provided for in the Arbitration Article 17. This Service of Suit Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article 17 for resolving disputes arising out of this Agreement. C. Service of process may be made upon the Reinsurer at the address set forth in the Notices Article 15. D. Pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof. ARTICLE 29 - UTMOST GOOD FAITH Each Party hereto shall, and the Company shall cause the Primary Insurers and its and their respective Affiliates to act in good faith, deal fairly and honestly and cooperate with the other Party. The Parties further agree that this Agreement is entered into with the understanding that the doctrine of utmost good faith and fair dealing traditional to reinsurance shall, above all, be adhered to shall govern the relationship of the Parties, their respective rights and obligations with respect to the matters covered by this Agreement, other than with respect to the negotiation and execution of this Agreement. Each Party absolutely and irrevocably waives resort to the duty of “utmost good faith” or any similar principle in connection with the negotiation or execution of this Agreement.

Page 48 ARTICLE 30 - NO CLAIMS BONUS COMMUTATION At any time on or prior to the fifth anniversary of this Agreement, the Company may elect to commute this Agreement, provided, that the Reinsurer shall not have paid any Reinsured Liabilities or other amount under this Agreement and the Commutation Amount for such commutation shall be zero dollars ($0) (a “No Claims Bonus Commutation”). Any such commutation shall be effective immediately upon written notice from the Company of such No Claims Bonus Commutation and shall immediately release the Reinsurer from all Reinsured Liabilities hereunder, provided, that the Reinsurer shall within fifteen (15) Business Days after the giving of such written notice pay to the Company an amount in cash equal to eighteen million and three hundred thousand dollars ($18,300,000) (the “No Claims Commutation Bonus”) and the Company shall release to the Reinsurer any collateral posted by the Reinsurer hereunder. This Agreement shall terminate upon such payment of the No Claims Commutation Bonus and release of collateral, and the Reinsurer and the Company shall be fully released from all rights and obligations under this Agreement. [Signature Page Follows]

[Signature Page to Adverse Development Reinsurance Agreement] IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives: COMPANY: EVEREST REINSURANCE COMPANY By: /s/ Chris Downey Name: Chris Downey Title: Executive Vice President and Chief Underwriting Officer EVEREST REINSURANCE (BERMUDA), LTD. By: /s/ Peter Bell Name: Peter Bell Title: President, CEO and Managing Director REINSURER: MS TRANSVERSE INSURANCE COMPANY By: /s/ Tanya Korobeinikova Name: Tanya Korobeinikova Title: Senior Vice President, Reinsurance

SCHEDULE A Allocation Omitted pursuant to Item 601(a)(5) of Regulation S-K.

SCHEDULE B Acceptable Reinsurers (including the applicable (re)insurer affiliates) Omitted pursuant to Item 601(a)(5) of Regulation S-K.

SCHEDULE C Form of Commutation Notice and Commutation Amount Determination Methodologies As of________ Commutation Effective Date: 1. A provision for the Ceded Carried Reserves ($_____); less 2. A provision to reflect foregone future investment income at a risk free rate ($______); plus 3. A provision to reflect a risk margin, excluding brokerage, fronting fees and federal excise tax, ($______); plus 4. A provision for brokerage, fronting fees and federal excise tax; result of (1) through (4) equals The Arms-Length Market Premium ($_______). Then Commutation Amount equals: 5. The Arms-Length Market Premium, less 6. The provision for brokerage, fronting fees and federal excise tax include in Item 4 above, less 7. The Yield Adjustment ($________); equals 8. The Commutation Amount. Commutation Amount Determination Methodologies The Parties (including the actuarial panel contemplated by Article 6.E) shall determine the Arms- Length Market Premium using reasonable assumptions consistent with then-current customary market practice, as the best point estimate of the premium, paid in cash, that a cedent would pay and that a third-party reinsurer in the business of acquiring liabilities similar to those retroceded to Longtail in conjunction with this Reinsurance Agreement would require in an arms’-length transaction to assume all of the liabilities being reassumed by the Company by way of such Commutation, as of the applicable Commutation Effective Date pursuant to the terms of the Reinsurance Agreement. The Arms-Length Market Premium shall then be reduced by (i) the provision for brokerage, fronting fees and federal excise tax include in Item 4 above and (ii) an amount equal to (x) minus (y) where (x) is the Arms-Length Market Premium as calculated in the above Form of Commutation Notice and (y) is the Arms-Length Market Premium recalculated with an increase of all yields used in such calculation by 100 basis points (the “Yield Adjustment”).

SCHEDULE D Knowledge Persons Omitted pursuant to Item 601(a)(5) of Regulation S-K.

SCHEDULE E Market Value Methodologies Omitted pursuant to Item 601(a)(5) of Regulation S-K.

SCHEDULE F Primary Insurers and Subject Business Omitted pursuant to Item 601(a)(5) of Regulation S-K.

SCHEDULE G INTENTIONALLY OMITTED

SCHEDULE H List of Third Party Reinsurance Omitted pursuant to Item 601(a)(5) of Regulation S-K.

SCHEDULE I INTENTIONALLY OMITTED

SCHEDULE J Specified Data Omitted pursuant to Item 601(a)(5) of Regulation S-K.

SCHEDULE K Additional Excluded Claims Omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXHIBIT A INTENTIONALLY OMITTED

EXHIBIT B FORM OF LONGTAIL REINSURANCE TRUST AGREEMENT Omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXHIBIT C FORM OF LONGTAIL KEEPWELL AGREEMENT Omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXHIBIT D TRUST ACCOUNT; CREDIT FOR REINSURANCE; FUNDING Section I A. The provisions set forth in this Exhibit D apply upon the occurrence of any Reserve Credit Event. B. The Reinsurer hereby agrees to fund 100% of the Reinsurer’s Obligations upon the occurrence of any Reserve Credit Event: 1. clean, irrevocable and unconditional letters of credit meeting the requirements set forth in this Exhibit D; 2. depositing assets into trust accounts established pursuant to trust agreements meeting the requirements set forth in this Exhibit D for the benefit of ERC; or 3. cash advances to ERC; or 4. funds withheld on mutually agreeable terms and conditions. C. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over ERC’s reserves. D. When the Reinsurer seeks to provide the funding in whole or in part by letters of credit, the Reinsurer agrees to apply for and secure timely delivery to ERC of clean, irrevocable and unconditional letters of credit issued and confirmed by a bank, banks or financial institutions domiciled in the United States and included in the National Association of Insurance Commissioner’s (NAIC’s) List of Qualified U.S. Financial Institutions, in a form reasonably acceptable to ERC and containing provisions acceptable to the Regulatory Authorities having jurisdiction over ERC. Such letters of credit shall be issued for a period of not less than one (1) year, and shall contain an “evergreen” clause, which automatically extends the term for one (1) year from its date of expiration or any future expiration date unless written notice of non-renewal is given to ERC by the issuing bank not less than sixty (60) calendar days prior to said expiration date. E. When the Reinsurer seeks to provide the funding in whole or in part by depositing assets into trust accounts, the Reinsurer shall ensure that any trust agreement is in a form reasonably acceptable to ERC and contains provisions acceptable to the insurance Regulatory Authorities having jurisdiction over ERC. In addition, the Reinsurer shall comply with the requirements set forth in Annex A attached hereto. F. Without limiting and in addition to the reporting requirements set forth in the Reports and Review Article 5, at annual intervals, or more frequently as required by the Reinsurer upon reasonable prior written notice but not more frequently than quarterly, within thirty (30) calendar days after the end of the relevant period, ERC shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the letters of credits or modifying the amount of assets in the trust accounts or other methods of funding. Amendment or modification shall be made to said letters of credits, the assets in the trust accounts or other methods of funding in accordance with the following: 1. If the statement shows that the required funding with respect to the Reinsurer’s Obligations is not met as of the statement date, the Reinsurer shall, within thirty (30) calendar days after receipt of notice of such deficiency, secure delivery to ERC of amendments of the respective letters of credit increasing the amount of credits, increase the assets in the trust accounts or otherwise increase the amount of funding via other methods of funding permitted hereunder to the required amount. 2. If, however, the statement shows that the required level of funding with respect to the Reinsurer’s Obligations is exceeded as of the statement date, ERC shall, within thirty (30) calendar days after its receipt of written request from the Reinsurer, release such excess funding by agreeing to amendments to the letters of credits reducing the amount of credits, allowing withdrawals from the trust accounts or otherwise decrease the amount of funding via other methods of funding permitted hereunder to the required amount. Section II General Provisions A. Notwithstanding anything to the contrary in this Agreement, said letters of credit or assets in any trust account may be drawn upon or withdrawn by ERC or their successors in interest at any time, without diminution because of the insolvency of ERC or the Reinsurer, only for one or more of the following purposes: 1. to reimburse ERC for the Reinsured Liabilities paid and that have not been otherwise paid by the Reinsurer; 2. to reimburse ERC for any other amounts due from the Reinsurer under this Agreement; 3. to refund to the Reinsurer any sum in excess of the actual amount required to fund one hundred percent (100%) of the Reinsurer’s Obligations; or 4. to draw down a letter of credit and hold as cash collateral with ERC if ERC has been sent a notice regarding non-renewal of a letter of credit, and no replacement letter of credit has been provided to ERC by the Reinsurer; provided once a replacement letter of credit meeting the requirements of paragraph E of Section I above has been sent to ERC, ERC shall return to the Reinsurer cash collateral that was drawn down in an amount equal to the value of the replacement letter of credit, but no interest shall be due from ERC to the Reinsurer on such cash collateral while held by ERC. B. In the event the amount drawn by ERC on any letter of credit or withdrawn by ERC from any trust account is in excess of the actual amount required for in subparagraphs A(1),

A(2), or A(4) of this Section II, or in the case of subparagraphs A(1) or A(2) of this Section II, the actual amount determined to be due, ERC shall hold such excess amount in trust for the Reinsurer separate and apart from its other assets and shall promptly return to the Reinsurer the excess amount so drawn or withdrawn and interest thereon not in excess of the prime rate as published in the Wall Street Journal on the date of withdrawal shall accrue to the benefit of the Reinsurer. C. Notwithstanding the provisions of the Arbitration Article 17, if the Reinsurer fails to fund the Reinsurer’s Obligations under this Agreement as set forth above, ERC retains its rights to apply to a court of competent jurisdiction for equitable or interim relief.

ANNEX A TRUST REQUIREMENTS A. When the Reinsurer seeks to provide the funding required in (Credit for Reinsurance) in whole or in part by depositing assets into trust accounts, the Reinsurer shall ensure that: 1. the trustee is a bank that: a. is domiciled in the United States; b. is on the National Association of Insurance Commissioners’ (NAIC’s) list of approved financial institutions; c. will provide the applicable Reinsured Entity online electronic access to the trust accounts so that such Reinsured Entity may verify the balance of the trust accounts as needed at no charge or expense to such Reinsured Entity; and d. will provide monthly statements of the Market Value of the assets deposited in the trust account; 2. any trust agreement: a. requires the Reinsurer to establish a trust account for the benefit of ERC and specifies that such trust agreement is intended to secure payment of the Reinsurer’s Obligations under this Agreement; b. requires the Reinsurer to pay all fees and expenses of the trust account as determined by the trustee bank; c. stipulates that assets deposited in the trust account shall be valued according to their current Market Value and shall consist only of: i. cash (specifically United States legal tender); ii. certificates of deposit issued by a United States bank and payable in United States legal tender; iii. cash equivalents and short-term credit instruments, including U.S. dollar cash equivalents, U.S. treasury money market funds, U.S. government treasury bills, investment grade commercial paper or similar credit instruments remaining maturities of one year or less, or money market funds investing in such commercial paper or similar credit instruments; iv. securities constituting debt, obligations or preferred stock denominated in U.S. dollars and issued by any solvent issuer that at the time of deposit (i) are not in default as to principal, interest or redemption price and (ii) are rated investment grade; v. asset-backed securities issued by trusts or special purpose entities that at the time of deposit (i) are not in default as to principal, interest or redemption price and (ii) are rated investment grade; vi. to the extent not already listed above, investments permitted by the Delaware insurance code, provided, that the investments in or issued by an entity controlling, controlled by or under common control with either the Reinsurer or ERC shall not exceed five percent (5%) of the total investments in the applicable trust account (the items in the foregoing clauses 2-6, collectively, “Eligible Investments”). d. requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that ERC, or the trustee upon the direction of ERC, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other Person; e. requires that any investment income earned on the assets deposited in the trust account may only be withdrawn for the following purposes: i. by the trustee for the payment of the fees and expenses of the trust account; or ii. by ERC to reimburse itself as permitted by this Agreement for amounts due under this Agreement that have not otherwise been paid by the Reinsurer when due within five (5) Business Days of deposit thereon; f. requires that all settlements of account between ERC and the Reinsurer be made in cash or its equivalent; g. provides that assets deposited in the trust account shall be withdrawn only as permitted in this Agreement, without diminution because of the insolvency of ERC or the Reinsurer; and h. does not breach, override, contradict or amend the provisions contained in this Agreement.

EXHIBIT E FORM OF LONGTAIL SUPPLEMENTAL TRUST AGREEMENT Omitted pursuant to Item 601(a)(5) of Regulation S-K.